Exhibit 99.1

Consolidated Financial Statements of

Wow Unlimited Media Inc.

December 31, 2021 and 2020

1

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Wow Unlimited Media Inc.

Opinion

We have audited the consolidated financial statements of Wow Unlimited Media Inc. and its subsidiaries (the Company), which comprise the consolidated statements of financial position as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 2(e) in the consolidated financial statements, which indicates that for the year ended December 31, 2021 the Company had net current liabilities. As stated in Note 2(e), these events or conditions, along with other matters as set forth in Note 2(e), indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

2

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Chartered Professional Accountants

Vancouver, Canada

May 5, 2022

3

Wow Unlimited Media Inc.

Consolidated Statements of Financial Position

As at December 31, 2021 and 2020

Expressed in Canadian dollars

	Note	December 31, 2021	December 31, 2020
ASSETS
Current
Cash and cash equivalents		$3,622,620	$4,174,317
Trade and other accounts receivable	4	43,028,868	32,823,943
Prepaid expenses, deposits and other		1,686,476	2,916,498
		48,337,964	39,914,758
Property, plant and equipment	5	13,764,611	12,040,638
Investment in film and television programming	7	17,340,134	14,773,302
Other intangible assets	9	492,117	1,215,848
Goodwill	9	2,564,734	2,565,135
Long-term accounts receivable	4	276,860	996,719
Deposits		106,142	156,274
		34,544,598	31,747,916
TOTAL ASSETS		$82,882,562	$71,662,674

LIABILITIES
Current
Bank indebtedness	10	$976,265	$2,036,156
Accounts payable and accrued liabilities	19	8,586,911	7,589,668
Interim production financing	10	22,282,119	17,192,426
Deferred revenue	17	23,426,829	20,038,666
Current portion of lease obligations	12	2,948,340	2,207,025
Other current liabilities	10 (e)	1,000,505	1,595,608
		59,220,969	50,659,549
Lease obligations	12	12,299,432	12,351,670
Convertible debentures	13	4,444,236	4,308,151
Other non-current liabilities		127,745	971,957
		16,871,413	17,631,778
TOTAL LIABILITIES		76,092,382	68,291,327
SHAREHOLDERS' EQUITY
Share capital	14	84,969,758	84,969,758
Reserves	14	5,716,393	5,473,721
Accumulated deficit		(83,895,971)	(87,072,132)
TOTAL SHAREHOLDERS' EQUITY		6,790,180	3,371,347
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$82,882,562	$71,662,674

Going concern (Note 2(e)), Commitments and Contingent liabilities (Note 24), Related parties (Note 25), Subsequent event (Note 26)

Approved by the Directors:

“Michael Hirsh”	“Robert Denton”
Michael Hirsh, Director	Robert Denton, Director

See accompanying notes to these consolidated financial statements.

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Wow Unlimited Media Inc.

Consolidated Statements of Comprehensive Loss

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

	Note	2021	2020

Revenue	17	$80,233,208	$61,122,972

Expenses
Operating	18	55,889,521	49,510,555
Depreciation and amortization		16,488,129	10,096,469
General and administration	18	3,242,706	3,170,322
Restructuring costs	19	–	1,099,685
Forgiveness of CRTC tangible benefits obligation	8	(584,538)	–
Share-based compensation expense	15	232,757	413,275
Income (loss) before finance costs and taxes		4,964,633	(3,167,334)
Finance costs	11	1,788,472	1,944,575
Income (loss) before taxes		3,176,161	(5,111,909)
Deferred income tax expense (recovery)		–	(145,552)
Net income (loss)		$3,176,161	$(4,966,357)

Other comprehensive (income) loss:
Item that may be reclassified subsequently to profit or loss:

Foreign currency translation adjustment		(9,915)	92,518
Total comprehensive income (loss)		$3,186,076	$(5,058,875)

Earnings (loss) per share
- basic	14(c)	$0.10	$(0.16)
- diluted	14(c)	$0.09	$(0.16)

See accompanying notes to these consolidated financial statements.

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Wow Unlimited Media Inc.

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

					Reserves
	Note	Number of non-voting shares issued	Number of common voting shares issued (1)	Share capital	Equity component of convertible debentures	Warrant reserve	Share-based payment reserve	Foreign currency translation reserve	Accumulated deficit	Total

Balance as at January 1, 2020		2,581,757	29,442,557	$84,969,758	$351,851	$969,747	$4,609,251	$(960,269)	(82,105,775)	$7,834,563
Net loss		–	–	–	–	–	–	–	(4,966,357)	(4,966,357)
Other comprehensive income (loss)		–	–	–	–	–	–	(92,518)	–	(92,518)
Total comprehensive income (loss) for the period		–	–	–	–	–	–	(92,518)	(4,966,357)	(5,058,875)
Warrants issued	15	–	–	–	–	306,000	–	–	–	306,000
Equity settled share-based compensation expense	15	–	–	–	–	–	107,275	–	–	107,275
Fair value of equity component of convertible debentures on issuance, net of transaction costs	13	–	–	–	252,912	–	–	–	–	252,912
Deferred tax liability relating to convertible debentures	13	–	–	–	(70,528)	–	–	–	–	(70,528)
Balance as at December 31, 2020		2,581,757	29,442,557	84,969,758	534,235	1,275,747	4,716,526	(1,052,787)	(87,072,132)	3,371,347
Net income (loss)		–	–	–	–	–	–	–	3,176,161	3,176,161
Other comprehensive income (loss)		–	–	–	–	–	–	9,915	–	9,915
Total comprehensive income (loss) for the period		–	–	–	–	–	–	9,915	3,176,161	3,186,076
Equity settled share-based compensation expense	15	–	–	–	–	–	232,757	–	–	232,757
Balance as at December 31, 2021		2,581,757	29,442,557	$84,969,758	$534,235	$1,275,747	$4,949,283	$(1,042,872)	$(83,895,971)	$6,790,180

(1) The common voting shares issued are inclusive of common voting shares, and variable voting shares.

See accompanying notes to these consolidated financial statements.

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Wow Unlimited Media Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

	Note	2021	2020

OPERATING ACTIVITIES
Net income (loss)		$3,176,161	$(4,966,357)
Items not involving cash:
Depreciation and amortization	5	2,512,679	2,623,145
Amortization of investment in film and television programming	7	13,205,108	6,359,132
Amortization of other intangible assets	9	770,342	1,114,192
Share-based compensation expense	15	232,757	413,275
Finance costs	11	1,788,472	1,944,575
Deferred income tax expense (recovery)	20	–	(145,552)
Forgiveness of CRTC tangible benefits obligation	8	(584,538)	–
Paycheck Protection Program loan forgiveness	10	(791,813)	–
Other non-cash losses (gains)		(67,098)	165,734
		20,242,070	7,508,144
Investment in film and television programming	7	(22,280,219)	(11,898,649)
Funding received for investment in film and television programming		–	26,723
Changes in non-cash working capital and other	23	4,117,620	8,467,577
Cash generated by (used in) operating activities		2,079,471	4,103,795

FINANCING ACTIVITIES
Proceeds from interim production financing	10	23,701,884	17,860,564
Repayment of interim production financing	10	(18,774,459)	(17,959,093)
Interest paid		(1,856,373)	(1,595,966)
Repayment of lease obligations		(2,625,390)	(2,994,305)
Proceeds from paycheck protection program loan	10	–	854,313
Net proceeds on issuance of convertible debentures	13	–	2,489,581
Repayment on maturity of convertible debentures	13	–	(2,265,000)
Cash generated by (used in) financing activities		445,662	(3,609,906)

INVESTING ACTIVITIES
Purchase of property, plant and equipment		(1,960,454)	(109,330)
Purchase of other intangible assets		(56,390)	(812)
Cash generated by (used in) investing activities		(2,016,844)	(110,142)

Increase (decrease) in cash and cash equivalents for the period		508,289	383,747
Effect of foreign exchange on cash and cash equivalents		(95)	(41,644)
Cash and cash equivalents, beginning of the period	23(c)	2,138,161	1,796,058
Cash and cash equivalents, end of the period	23(c)	$2,646,355	$2,138,161
Supplemental information (Note 23)

See accompanying notes to these consolidated financial statements.

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

1.	Nature of operations

Wow Unlimited Media Inc. (together with its subsidiaries, “Wow Unlimited” or the “Company”) is a publicly listed company on the TSX Venture Exchange (“TSX-V”) under the symbol “WOW” and on the OTCQX Best Market (“OTCQX”) under the symbol “WOWMF”. The Company is incorporated under the laws of the Province of British Columbia with limited liability and extra-provincially registered to conduct business in the Province of Ontario. Wow Unlimited is involved in the production and distribution of animated content for film, television, and online distribution channels. The Company’s wholly owned subsidiary, Frederator Networks Inc. (“Frederator”), is incorporated in the United States of America, in the State of Delaware and is registered to operate in the States of New York and California.

The Company’s head office is located at 55 Sudbury Street, Toronto, Ontario, M6J 3S7. The Company’s registered office is located at 200-2025 West Broadway, Vancouver, British Columbia, V6J 1Z6.

Subsequent to year-end, the Company was acquired by Genius Brands International, Inc. The common voting shares and the variable voting shares of the Company were delisted from the TSX-V and OTCQX on April 8, 2022. The Company ceased to be a reporting issuer in British Columbia, Alberta, Ontario and Quebec. See Note 26 for further details.

2.	Basis of presentation

(a)	Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

Certain amounts at the prior year-end have been reclassified to conform to the presentation in the current period's statement of financial position.

The consolidated financial statements of the Company for the year ended December 31, 2021, were approved and authorized for issue by the Directors on May 5, 2022.

(b)	Basis of measurement

These consolidated financial statements have been prepared on a going concern basis under the historical cost basis, except for certain financial assets and financial liabilities which are measured at fair value, as explained in Note 3(n).

Non-controlling interests that represent ownership interests and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation may be initially measured either at fair value or at the non-controlling interest’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement basis is made on a transaction-by-transaction basis. Other types of non-controlling interests are measured at fair value or, when applicable, on the basis specified in another IFRS.

All subsidiaries are 100% owned by the Company except for Frederator Books LLC (51% owned).

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(c)	Functional and presentation currency

The consolidated financial statements are presented in Canadian dollars (“CAD”), which is the functional currency of the Company and its Canadian subsidiaries. The functional currency of Frederator and its related companies is the US dollar (“USD”). The financial statements of these consolidated entities with a functional currency other than the Canadian dollar are translated in accordance with Note 3(e)(ii) “Foreign Operations”.

(d)	Critical accounting judgments and key sources of estimation uncertainty

The preparation of consolidated financial statements and the application of the Company’s accounting policies requires management to make estimates and judgements that affect the reported amounts of assets and liabilities and related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Estimates and judgements are based on past experience and other assumptions that management believes are reasonable under the circumstances, and management evaluates these estimates on an on-going basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised. Actual results could differ from those estimates.

On March 11, 2020, the World Health Organization (“WHO”) characterized COVID-19 as a global pandemic. COVID-19 did not have a material impact on the Company’s anticipated revenues and the assumptions utilized in determining the recoverable amounts of the Company’s right-of-use assets, other intangible assets, property, plant, and equipment, investment in film and television programming, goodwill, or cash-generating units in these consolidated financial statements for the years ended December 31, 2021 and 2020. The extent to which COVID-19 impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted at this time. Management continues to evaluate potential operational and financial risks to the Company as a result of the pandemic, including the impact on its judgments, estimates, accounting policies and amounts recognized in these consolidated financial statements.

Depending on the severity and duration of COVID-19, the realizable value of the Company’s assets subsequent to December 31, 2021 may be materially affected.

The areas of estimation and judgement that management considers most significant are:

Estimates

(i)	Impairment of assets, investment in film and television programming, other intangible assets, and goodwill

An impairment loss is recognized for the amount by which an asset or cash-generating unit’s (“CGU”) carrying amount exceeds its recoverable amount. Impairment losses are allocated first to goodwill, and to the underlying assets thereafter. To determine the recoverable amount, management estimates either the fair value less costs to sell, or the value-in-use based on the present value of the expected future cash flows from each asset or CGU. In estimating the value-in-use, management must determine the appropriate discount rate in order to calculate the present value of those cash flows, as well as make certain assumptions about future income which relate to future events and circumstances. There are inherent uncertainties in projecting future cash flows and actual results may vary from those estimates. In most cases, determining the applicable discount rate involves estimating the appropriate adjustment to market risk and the appropriate adjustment to asset-specific risk factors. Where there are different possible outcomes, management must determine appropriate probability weightings to attach to the present values of those cash flows in order to calculate an appropriate value-in-use.

9

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(ii)	Revenue recognition

Revenue from animation production services is recognized on a percentage-of-completion basis using management’s estimates of the proportion of costs incurred cumulatively in the current period to management’s estimates of total expected costs. See revenue recognition policy in Note 3(o)(i).

(iii)	Amortization of completed productions

Completed productions with pre-sale license commitments are amortized at 50% - 90% immediately on the delivery of the performance obligation to the licensor, with the balance amortized on a straight-line basis over the remaining useful life of the production. The determination of the appropriate rate for the initial amortization on delivery is dependent on the degree of exclusivity afforded the licensor and the limitations on the Company’s ability to utilize the asset to generate economic benefits in other ways during the initial license period. This assessment requires management to estimate the total economic benefits and the manner in which they will be generated by utilizing the asset.

(iv)	Measurement of expected credit loss allowance

At the end of each reporting period, the Company estimates an expected credit loss (“ECL”) allowance for trade accounts receivable and contract assets (unbilled accounts receivable) based on an assessment of the aging of uncollected balances and the probability that these balances will not be collected.

Judgments

(v)	Revenue recognition

Revenue from film and television licensing is recognized over time or at a point in time based on management’s assessment of whether the customer obtains control over the right to access or the right to use licensed intellectual property. See revenue recognition policy in Note 3(o)(ii).

(vi)	Capitalization of costs of productions in progress

Development costs incurred in the internal generation of productions in which the Company has an ownership stake are capitalized from the point at which the requirements of IAS 38 - Intangible assets have been met. This assessment requires management to exercise judgement with regards to their intention to complete the production, as well as those estimates and judgements required in determining whether or not a production will result in a future economic benefit for the Company.

10

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(vii)	Tax credits receivable

The Federal and certain Provincial governments in Canada provide programs that are designed to assist film and television production in the form of refundable tax credits or other incentives. Estimated amounts receivable in respect of refundable tax credits are recorded as a reduction to the related production operating cost, or to investment in film and television programming when the conditions for eligibility of production assistance based on the government’s criteria are met, the qualifying expenditures are made and there is reasonable assurance of realization. Determination of when and if the conditions of eligibility have been met is based on management’s judgement and the amount recognized is based on management’s estimates of qualifying expenditures. The ultimate collection of previously recorded estimates is subject to ordinary course audits from the Canada Revenue Agency (“CRA”). Changes in administrative policies by the CRA or subsequent review of eligibility documentation may impact the collectability of these estimates. The Company continuously reviews the results of these audits to determine if any circumstances arise that in management’s judgement would result in a previously recognized amount to be considered no longer collectible.

(e)	Going concern

These consolidated financial statements have been prepared using the going concern assumption, which assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and settle its liabilities in the normal course of business. In the year ended December 31, 2021, the Company had positive cash flows from operating activities of $2,079,471 (2020 – positive $4,103,795), and at December 31, 2021, had net current liabilities of $10,883,005 (2020 – net current liabilities $10,744,791).

The Company’s future operations are dependent upon many factors, including the ability to generate additional earnings and obtaining additional equity and/or debt financing in order to meet its planned business objectives.

The Company will need to raise funds through public or private equity and/or debt financing. This funding may not be available on acceptable terms, or at all, and may be dilutive to shareholder interests. If the Company is unable to generate positive cash flows or obtain adequate financing, the Company may need to curtail operations. These factors may cast significant doubt on the Company’s ability to continue as a going concern. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the carrying amounts on the statement of financial position.

3.	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(a)	Operating cycle

The Company classifies assets and liabilities as current and non-current based on its normal operating cycle. Government assistance, in the form of refundable tax credits, is relied upon as a key component of production financing. These amounts are claimed from the CRA through the submission of income tax returns and can take up to 18 to 24 months from the date of the first tax credit dollar being earned to being received. As this financing is fundamental to the Company’s ability to produce animated productions and generate revenue in the normal course of business, the normal operating cycle for such assets is considered to be a 12 to 24 month period, or the time it takes for the CRA to assess and refund the tax credits earned.

(b)	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries.

Subsidiaries are consolidated from the date on which the Company obtains a controlling interest. Control is achieved when the Company:

•	has power over the investee;
•	is exposed, or has rights to variable returns from its involvement with the investee; and
•	has the ability to use its power to affect its returns.

Subsidiaries are included in the consolidated financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control, if different.

The financial statements of subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies.

(c)	Joint arrangements

A joint arrangement is an arrangement in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

A joint venture is an arrangement in which the Company has joint control, whereby the Company has rights to the net assets of the arrangement, rather than rights to the arrangement’s assets and obligations for its liabilities.

Interests in joint ventures are accounted for using the equity method. They are initially recognized at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Company’s share of the profit or loss and other comprehensive income or loss of joint ventures, until the date on which significant influence or joint control ceases.

12

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

After the application of the equity method, the Company determines whether it is necessary to recognize an impairment loss on its investment. In doing so, the Company applies a two-step process:

(i)	To the extent that there is an impairment recognized in the joint venture, the Company recognizes its share of the loss through the application of the equity method; and

(ii)	Where there is objective evidence that the investment in joint venture may be impaired, the Company tests the investment as a whole, by calculating the difference between the recoverable amount of the investment and its carrying amount, and if necessary, recognizes any additional loss as ‘Share of loss of joint venture’ in the consolidated statements of comprehensive income or loss.

(d)	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated. Unrealized gains arising from downstream transactions with joint ventures are eliminated against the investment account to the extent of the Company’s interest in the joint venture. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(e)	Foreign currency

(i)	Foreign currency transactions

Transactions in currencies other than the functional currency are translated at the rates of exchange at the date of the transaction. At each financial position reporting date, monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at the period end date. Foreign exchange gains and losses are recognized in the consolidated statements of comprehensive income or loss in the period in which they arise.

(ii)	Foreign operations

The individual financial statement of each Group company is presented in the currency of the primary economic environment in which it operates (its functional currency). For the purpose of presenting consolidated financial statements, the results and financial position of each Group company is expressed in Canadian dollars, which is the functional currency of the Company and the presentation currency for the consolidated financial statements.

For the purposes of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated into Canadian dollars at the exchange rates prevailing at the reporting date. The income and expenses are translated at the exchange rates ruling at the dates of the transactions. Foreign currency differences that arise on translation for consolidation purposes are recognized in other comprehensive income or loss and accumulated in the translation reserve.

Such translation differences are recognised as income or expenses in the period in which the operation is disposed of. When the Company disposes of only part of its interest in an associate or joint venture, while retaining significant influence or joint control, the relevant proportion of the foreign currency translation reserve is recognized as income or expenses.

13

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(f)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with financial institutions, and other short-term highly liquid investments with original maturities of three months or less.

(g)	Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses. Depreciation of an asset’s cost less residual value is recognized over the estimated useful life of the asset based on the following annual rates:

Operating equipment	3 to 5 years
Furniture and office equipment	5 years
Leasehold improvements	lesser of estimated useful life or term of lease
Premises leases	lesser of estimated useful life or term of lease

Estimated useful lives, residual values and depreciation methods are reviewed annually, with the effect of any changes in estimates accounted for on a prospective basis. The determination of appropriate useful lives and residual values are based on management’s estimates; as a result, depreciation is subject to estimation uncertainty.

Items of property, plant and equipment are derecognized upon disposal or when no future economic benefits are expected to arise from their continued use. Any gain or loss arising from disposal or retirement is determined as the difference between the consideration received and the carrying amount of the asset and is recognized in the consolidated statements of comprehensive income or loss.

(h)	Investment in film and television programming

(i)	Productions in development

Certain development costs relating to investments in film and television properties in development, that meet the criteria set forth under IAS 38 - Intangible assets, are capitalized. These costs are reclassified to productions in progress once the project is approved and physical production of the film or television program commences.

14

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Development costs include the costs of acquiring film rights to books, scripts or original screenplays and the third-party costs to adapt such projects, including visual development and design. Advances or contributions received from third parties to assist in development are deducted from these costs.

Productions in development are tested for impairment on a title-by-title basis when there are indicators of impairment and are written off at the earlier of the date they are determined not to be recoverable, when projects under development are abandoned, or if there have been no active developments within the last year.

(ii)	Productions in progress

For the Company’s film and television programs in progress, capitalized costs include all direct production and financing costs incurred during production that are expected to provide future economic benefit to the Company. Borrowing costs and depreciation are capitalized to the cost of a film or television program until substantially all of the activities necessary to prepare the film or television program for its use intended by management are complete. Capitalized production costs do not include administrative and general expenses, or charges for losses on investments in film and television programming that are sold or abandoned.

(iii)	Completed productions

Completed productions are carried at the cost of proprietary film and television programs which have been produced by the Company or to which the Company has acquired distribution rights, less accumulated amortization and accumulated impairment losses.

Completed productions with pre-sale license commitments are amortized at 50% - 90% immediately on the delivery of the performance obligation to the licensor, with the balance amortized on a straight-line basis over the remaining useful life of the production. The determination of the appropriate rate for the initial amortization on delivery is dependent on the degree of exclusivity afforded the licensor and the limitations on the Company’s ability to utilize the asset to generate economic benefits in other ways during the initial license period. The amortization period and the amortization method for completed productions are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the assets are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

Amounts capitalized are reviewed for impairment at each reporting period or if events or changes in circumstances indicate that the carrying amount may exceed its recoverable amount. Any shortfall between the recoverable amount from future cash flows and the carrying value is written off as an impairment expense in the period in which the decline in value becomes evident.

15

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(i)	Distribution rights

Distribution rights, classified under investment in film and television programming, represent contract rights acquired from third parties to distribute animation productions. The assets and liabilities related to these rights are recorded when the Company controls the asset, the expected future economic benefits are probable, and the cost is reliably measurable. The Company generally considers these criteria to be met and records the assets and liabilities when the licensed distribution period has begun, the program material is accepted, and the material is available for airing. These costs are amortized at 50% - 90% immediately when the production is available for airing, with the balance amortized on a straight-line basis over the remaining useful life of the distribution license period. The amortization period and the amortization method for distribution rights are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the assets are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

Distribution rights are recorded at cost less accumulated amortization.

Distribution rights are reviewed for impairment on a title-by-title basis at each reporting period or if events or changes in circumstances indicate that the carrying amount may exceed its recoverable amount. Any shortfall between the recoverable amount from future cash flows from the distribution rights and the carrying value is written off as an impairment expense in the period in which the decline in value becomes evident.

(j)	Intangible assets

Intangible assets recognized include computer software and other identifiable intangible assets acquired. Intangible assets are measured at cost less accumulated amortization and accumulated impairment losses. Amortization of an intangible asset’s cost less residual value is recognized over the estimated useful life of the asset based on the following annual rates:

Computer software	straight-line over 2 to 3 years
Brands	straight-line over 10 years
Animation network	50% declining balance

The estimated useful lives, residual values and amortization methods are reviewed annually, with the effect of any changes in estimates accounted for on a prospective basis. The determination of appropriate useful lives and residual values are based on management’s estimates; as a result, amortization is subject to estimation uncertainty.

Intangible assets are derecognized upon disposal or when no future economic benefits are expected to arise from their continued use. A gain or loss arising from derecognition of an intangible asset is determined as the difference between the net disposal proceeds and the carrying amount of the asset and is recognized in profit or loss.

(k)	Goodwill

Goodwill is allocated to each of the Company’s CGUs that is expected to benefit from the synergies of the business combination that resulted in the recognition of goodwill. A CGU to which goodwill has been allocated is tested for impairment annually, or more frequently when there is an indicator that the CGU may be impaired. Management evaluates goodwill for impairment annually as of December 31. While management uses their best estimates and assumptions to assess goodwill impairment, there are inherent uncertainties in projecting future cash flows.

16

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(l)	Impairment

The Company’s property, plant and equipment, investments in film and television programming, and other intangible assets are reviewed for indicators of potential impairment at each reporting period and whenever there is an indication that an asset may be impaired. Such indicators may include an adverse change in business climate, technology, or regulations that impact the industry. The determination of whether such indicators exist requires significant judgement. If an indication of impairment exists, the asset’s recoverable amount is estimated to determine the extent of an impairment loss, if any.

For goodwill, or an asset that does not generate largely independent cash inflows or for which it is not possible to estimate the recoverable amount, the recoverable amount is determined for the CGU in which the asset belongs. Investments in film and television programming are tested for impairment on a title-by-title basis.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually and whenever there is an indication that the asset may be impaired.

The recoverable amount of an asset or CGU is the greater of fair value less costs to sell and value-in-use. The determination of the recoverable amount in the impairment assessment requires estimates based on quoted market prices, prices of comparable transactions, present value or other valuation techniques or a combination thereof, necessitating management to make subjective judgements and assumptions. When calculating an asset or CGU’s value-in-use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU for which the cash flows have not been adjusted.

An impairment loss is recognized when the carrying amount of an asset, CGU, or group of CGUs exceed its recoverable amount. Impairment losses are recognized in the consolidated statements of comprehensive income or loss in the period in which the impairment is identified. An impairment loss recognized in respect of a CGU or group of CGUs is allocated first to reduce the carrying amount of any goodwill allocated to the CGU or group of CGUs, if any, and then to reduce the carrying amount of the other assets in the unit on a pro-rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed if there is an indication that there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. The reversal of an impairment loss is recognized immediately in the consolidated statements of comprehensive income or loss.

See Note 3(n)(v) for the Company’s policy for measuring impairment of financial assets.

17

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(m)	Business combinations

The Company applies the acquisition method to account for business combinations. The consideration paid by the Company is measured at the fair value of any assets transferred, the liabilities assumed, and the equity units issued by the Company at the acquisition date, which may be in the form of share capital or stock options in the Company.

Contingent consideration is measured at fair value on acquisition date and is included as part of the consideration transferred. The fair value of the contingent consideration is re-measured at each reporting date with the corresponding gain or loss being recognised in the consolidated statements of comprehensive income or loss.

Identifiable assets acquired, liabilities and contingent liabilities assumed in a business combination are measured initially at fair value at the acquisition date. Transaction costs incurred in connection with a business combination, other than costs associated with the issuance of debt or equity securities, are expensed as incurred in the consolidated statements of comprehensive income or loss. Goodwill is measured as the excess of the fair value of consideration transferred over the fair value of identifiable assets acquired and liabilities assumed.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the close of the transaction. Foreign exchange gains and losses, resulting from the settlement of the transactions at the year-end rate of monetary assets and liabilities denominated in currencies other than the functional currency, are recognized in the consolidated statements of comprehensive income or loss.

(n)	Financial instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss (“FVTPL”) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized in the consolidated statements of comprehensive income or loss when incurred.

(i)	Classification and subsequent measurement

On initial recognition, financial assets are classified into one of the following categories depending on the purpose for which the assets were acquired: amortized cost, FVTPL, or fair value through other comprehensive income (“FVOCI”). Financial assets are not reclassified subsequent to initial recognition unless the Company changes its business model for managing its financial assets. Financial assets affected by a change in business model would be reclassified on the first day of the first reporting period following such a change. All financial assets not classified as measured at amortized cost or FVOCI are measured at FVTPL.

18

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Financial assets at FVTPL are subsequently measured at fair value and net gains and losses are recognized in the consolidated statements of comprehensive income or loss, including any interest or dividend income. Financial assets at amortized cost are subsequently measured using the effective interest method.

The Company classifies cash and cash equivalents, accounts receivable (including trade and other accounts receivable, unbilled accounts receivable, and long-term accounts receivable) and lease deposits (included in ‘deposits’) as financial assets measured at amortized cost.

On initial recognition, financial liabilities are classified as amortized cost or FVTPL. A financial liability is classified as FVTPL if it is classified as held-for-trading, is a derivative, or is designated as such on initial recognition.

Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any finance expenses, are recognized in the consolidated statements of comprehensive income or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest and foreign exchange gains and losses are recognized in the consolidated statements of comprehensive income or loss.

Bank indebtedness, accounts payable and accrued liabilities, lease obligations, interim production financing, tangible benefits obligation (included in ‘other liabilities’), Paycheck Protection Program loan (included in ‘other current liabilities’), and convertible debentures are classified as financial liabilities measured at amortized cost.

(ii)	Compound instruments

The liability and equity components of compound instruments (including convertible debentures) issued by the Company are presented separately on the consolidated statements of financial position.

The liability component is recognized initially at fair value; calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar non-convertible liability of comparable credit status and providing substantially the same cash flows as the instrument. Subsequent to initial recognition, the liability component is measured at amortized cost using the effective interest method; the liability component is increased by accretion of the discounted amounts to reach the nominal value of the convertible debentures at maturity.

The carrying amount of the conversion option, classified as equity, is calculated by deducting the amount of the liability from the fair value of the instrument as a whole. The equity component is presented in shareholders’ equity and is shown net of income tax effects. The equity component is not re-measured subsequent to initial recognition.

Transaction costs are allocated on a pro-rata basis to each separately accounted component.

(iii)	Embedded derivatives

Derivatives embedded in non-derivative host contracts are treated as separate derivatives when they meet the definition of a derivative, their risks and characteristics are not closely related to those of the host contracts and the contracts are not measured at FVTPL.

Embedded derivatives are recorded at FVTPL.

19

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(iv)	Derecognition

Financial assets are derecognized when the contractual rights to receive cash flows from the assets have expired or when the Company has transferred substantially all risks and rewards of ownership to another entity.

Financial liabilities are derecognized when the Company’s obligations are discharged, cancelled or they expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms will be recognized at its fair value. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in the consolidated statements of comprehensive income or loss.

(v)	Impairment

Financial assets carried at amortized cost and unbilled accounts receivable are assessed for indicators of impairment at the end of each reporting period using an ECL impairment model as required by IFRS 9.

Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial asset have been negatively affected. The determination of whether such indicators exist requires significant judgement.

Objective evidence of impairment could include the following:

•	significant financial difficulty of the issuer or counterparty;
•	default or delinquency in interest or principal payments of more than 90 days past due;
•	it has become probable that the borrower will enter bankruptcy or financial reorganization;
•	the disappearance of an active market for a security; or
•	the restructuring of a loan or advance by the Company on terms that the Company would not normally consider.

The Company assesses the ECL’s for financial assets carried at amortized cost and unbilled accounts receivable under either of the following measurement bases:

•	at an amount equal to the lifetime ECL if the credit risk on a financial instrument has increased significantly since initial recognition; or
•	if, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the 12-month ECL.

20

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Credit losses are measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate that the Company expects to collect. Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering the financial asset in its entirety or a portion thereof.

(o)	Revenue recognition

Revenue is measured based on the consideration specified in a contract with a customer. Revenue is recognized when a customer obtains control of the products or services in a contract. Judgement is required in determining the timing of whether the transfer of control occurs at a point in time or over time and is discussed below. The Company evaluates each contract to identify separate performance obligations as a contract with a customer may have one or more performance obligations. Consideration in a contract with multiple performance obligations is allocated to the separate performance obligations based on their stand-alone selling prices. If a stand-alone selling price is not determinable, the Company estimates the stand-alone selling price using an adjusted market assessment approach. The Company’s main sources of revenue are derived from animation production services provided to third parties, the sale of licenses for the distribution of films and television programs, advertising revenues, and merchandising and licensing sales.

(i)	Animation production services

For revenue from animation production services, the customer controls the output throughout the production process. Each production is made to an individual customer’s specifications and if the contract is terminated by the customer, the Company is entitled to be reimbursed for any costs incurred to date, and for any prepaid commitments made, plus the agreed contractual mark-up. Revenue and the associated costs of such contracts are recognized over time on a percentage of completion basis - i.e. as the project is being produced, prior to it being delivered to the customer. The percentage-of-completion is calculated based upon the proportion of costs incurred cumulatively to total expected costs. Changes in revenue recognized as a result of adjustments to total expected costs are recognized in profit or loss on a prospective basis. Invoices related to these projects are issued based on the achievement of milestones during the project or other contractual terms. The difference between contractual payments received and revenue recognized is recorded as deferred revenue when receipts exceed revenue. When revenue exceeds milestone billings, the Company recognizes this difference as unbilled accounts receivable. Unbilled accounts receivable is transferred to accounts receivable when the Company has an unconditional right to consideration.

When the outcome of an arrangement cannot be estimated reliably, revenue is recognized only to the extent of the expenses incurred that are recoverable.

21

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(ii)	Film and television licensing

The Company derives film and television revenue through the licensing of intellectual property to customers. Depending on the underlying terms of a contract, the license transfers to the customers a right to use the Company’s intellectual property or right to access the Company’s intellectual property. Revenues are recognized when the customer obtains control over the right to use or access the licensed intellectual property and when they can also benefit from its use or access. For a contract that grants a customer the right to use intellectual property, revenue is recognized at the point in time at which a customer can use and benefit from the licensed content. For a contract that grants a customer a right to access intellectual property, revenue is recognized over time, over the term of the license period commencing on the date at which the customer can use and benefit from the licensed content.

Transaction prices may contain both fixed non-refundable guaranteed amounts, as well as royalties, profit participations and other contractual payments with the potential to vary. Such variable consideration is recognized as revenue when the amounts are known and become due provided collectability is reasonably assured.

Invoices related to these projects are issued based on the achievement of milestones during the project or other contractual terms. The difference between contractual payments received and revenue recognized is recorded as deferred revenue when receipts exceed revenue. When revenue exceeds milestone billings, the Company recognizes this difference as unbilled accounts receivable. Unbilled accounts receivable are transferred to accounts receivable when the Company has an unconditional right to consideration.

(iii)	Advertising revenues

The Company generates advertising revenue from its owned and operated YouTube channels as well as revenues generated from the operation of its multi-channel network on YouTube. Revenue is recognized when services are provided in accordance with the Company’s agreement with YouTube, the price is fixed or determinable, and collection of the related receivable is probable. Invoices are usually payable within 30 days.

(iv)	Merchandising and licensing

The Company enters into merchandising and licensing agreements that allow customers to produce merchandise utilizing certain of the Company’s intellectual property. For minimum guaranteed amounts that make up a contract, revenue is recognized over time, over the term of the license period commencing on the date at which the customer can use and benefit from the licensed content. Variable consideration in excess of non-refundable guaranteed amounts, such as royalties and other contractual payments are recognized as revenue when the amounts are known and become due provided collectability is reasonably assured. Invoices are issued based on the contractual terms of an agreement and are usually payable within 30-45 days.

22

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(v)	Revenue presentation – gross versus net

The Company evaluates individual arrangements with third parties to determine whether the Company acts as principal or agent under the terms. To the extent that the Company acts as the principal in an arrangement, revenues are reported on a gross basis, resulting in revenues and expenses being classified in their respective financial statement line items. To the extent that the Company acts as the agent in an arrangement, revenues are reported on a net basis, resulting in revenues being presented net of any expenses incurred in providing agency services. Determining whether the Company acts as principal or agent is based on an evaluation of which party has substantial risks and rewards of ownership under the terms of an arrangement. The most significant factors that the Company considers include identification of the primary obligor, as well as which party has credit risk, general and inventory risk and the latitude or ability in establishing prices.

(p)	Borrowing costs

Borrowing costs related to the issuance of interim production financing are recorded as a reduction to the carrying amount of interim production financing and measured at amortized cost using the effective interest method. Borrowing costs are recognized as part of ‘finance costs’ in the consolidated statements of comprehensive income or loss in the period in which they are incurred. Borrowing costs directly attributable to the acquisition or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

(q)	Government financing and assistance

Government financing and assistance is comprised of government grants, below-market rate of interest loans, and refundable tax credits. Government assistance is recorded when the conditions for eligibility of assistance based on the government’s criteria have been met, the qualifying expenditures are made, and there is reasonable assurance the grants will be received. Government grants that meet the recognition criteria are applied against the expense or asset to which the government grant relates.

In Canada, the Federal and certain Provincial governments provide programs that are designed to assist film and television production in the form of refundable tax credits or other incentives. The following are forms of government assistance related to film and television production:

(i)	Tax credits

Estimated amounts receivable in respect of refundable tax credits are recorded as a reduction to the related production operating cost, or to investment in film and television programming.

(ii)	Canada Media Fund

Assistance that is provided under the Canada Media Fund is recorded as either: (i) a reduction of the investment in film and television programming, to the extent that the qualifying expenditure has been incurred, or to the extent that government assistance is received in advance of the applicable expenses being incurred, the receipts are recorded as a liability, or (ii) where the assistance provides a supplement to a series’ Canadian license fee, it is recorded as revenue when the revenue from the applicable license fee is recorded; amounts received in advance of revenue being recognised are recorded in the consolidated statements of financial position as deferred revenue.

23

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(r)	Share-based compensation

The Company uses the Black-Scholes option-pricing model to determine the estimated fair value of options granted to employees at the grant date. IFRS 2 – Share-based Payments requires that when share options are granted, they vest pro-rata over the vesting period. Each tranche with graded vesting features is treated as a separate share option grant. The fair value of each share option granted is determined at the grant date and is expensed on a straight-line basis over the vesting period, taking into consideration the Company’s estimate of options that will eventually vest, with a corresponding increase in equity. Forfeitures are estimated on the grant date and revised if the actual forfeitures differ from previous estimates. The inputs to the Black-Scholes model and the determination of the forfeiture rate are subject to management’s judgement.

Settlement other than by the Company

From time to time, employees may receive compensation in the form of share-based payment arrangements for services performed as a result of and for their continued service to the Company or a subsidiary of the Company, for which the responsibility for settlement lies with a related party.

Such issuances are treated as equity-settled, whether or not there is the possibility of cash settlement by the issuer, as the liability does not rest with the Company. The cost of such transactions is determined by the fair value at the date when the grant is made using the Black-Scholes option-pricing model. That cost is recognized in employee costs, together with a corresponding increase in share-based payment reserve in shareholders’ equity over the period that the employees unconditionally become entitled to payment. The inputs to the Black-Scholes option-pricing model and the determination of the forfeiture rate are subject to management’s judgement.

(s)	Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing the net income (loss) attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the year.

Diluted earnings (loss) per share is calculated by adjusting basic earnings (loss) per share, as described above, for the effects of all potentially dilutive instruments during the year. The Company utilizes the treasury stock method to determine the potentially dilutive common shares for stock options and warrants. The Company determines the dilutive effect of convertible debentures by treating outstanding debentures as if they were converted to common shares at the beginning of the measurement period.

Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted earnings (loss) per share assumes that the total of the proceeds to be received on the exercise of dilutive instruments is applied to repurchase common shares at the average market price for the period.

24

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(t)	Leases

The Company’s lease contracts are primarily comprised of property leases for studio and office space (“premises leases”) and operating equipment rentals as a lessee. At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys a right to control the use of an identified asset for a period of time in exchange for consideration. For contracts that contain a lease component, the Company allocates consideration in the contract to each lease and non-lease component on the basis of their relative stand-alone prices. For premises leases, the Company has elected not to separate non-lease components and will instead account for the lease and non-lease components as a single lease component.

As a lessee, the Company recognizes a right-of-use asset and lease obligation at the lease commencement date. The lease obligation is initially measured at the present value of lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate is not readily determinable, using the Company’s incremental borrowing rate. Lease payments are comprised of the following:

•	Fixed payments (including in-substance fixed payments), less any lease incentives receivable;
•	Variable lease payments that depend on an index or rate;
•	Amounts expected to be payable under residual value guarantees;
•	The exercise price of a purchase option if the Company is reasonably certain to exercise that option; and
•	Penalties associated with an option to terminate a lease if the lease term reflects the exercise of an option to terminate the lease.

Variable lease payments that do not depend on an index or rate and such payments are not included in the measurement of lease obligations. These variable payments are recognized as an expense in the consolidated statements of comprehensive income or loss. Subsequent to initial measurement, a lease obligation is increased by finance costs related to interest accretion and is reduced for lease payments that are made. Interest accretion on lease obligations is reported as part of ‘finance costs’ in the consolidated statements of comprehensive income or loss and lease obligations are reported as a separate line item in the consolidated statements of financial position. A lease obligation is remeasured for lease modifications that are not accounted for as a separate lease. A lease modification is when there is a change in future lease payments arising from a change in an index or rate, a change in the estimate of an amount expected to be payable under a residual value guarantee, or a change in the assessment of the exercise of an extension option. For lease modifications, a lease obligation is remeasured using a revised discount rate and a corresponding adjustment is made to the right-of-use asset or a gain or loss is recorded if the carrying amount of the right-of-use asset has been reduced to zero.

Right-of-use assets are initially measured at an amount equal to the associated lease obligation and adjusted to include lease payments made at or before the commencement date (less any lease incentives received), initial direct costs incurred, and any costs of dismantling and restoring an asset or site to a specific condition. Right-of-use assets are subsequently depreciated on a straight-line basis over a period which is the earlier of the end of the asset’s estimated useful life or the end of the lease term. Right-of-use assets are presented as part of ‘property, plant and equipment’ or ‘other intangible assets’ in the consolidated statements of financial position. Depreciation of right-of-use assets is included as part of ‘depreciation and amortization’ in the consolidated statements of comprehensive income or loss. The Company tests right-of-use assets for impairment when such indicators exist in accordance with IAS 36 – Impairment of Assets.

25

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The Company has elected not to apply the requirements of IFRS 16 to short-term premises leases and operating equipment leases with a term of 12 months or less and to certain operating equipment leases for which the underlying assets are of low-value. Lease payments associated with these short-term leases and low-value leases are recognized as an expense on a straight-line basis over the respective lease terms in the statements of comprehensive income or loss.

(u)	Provisions and contingencies

(i)	Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.

(ii)	Contingencies

A contingent liability is disclosed where the existence of an obligation will only be confirmed by future events, where the amount of a present obligation cannot be measured reliably or will likely not result in an economic outflow. Contingent assets are only disclosed when the inflow of economic benefits is probable. As contingencies will only be resolved when one or more future events occur or fail to occur, the assessment of contingencies inherently involves the exercise of significant judgement and estimates of the outcome of future events.

(iii)	Restructuring costs

A provision for restructuring costs is recognized when the Company has approved a detailed and formal restructuring plan, and the restructuring either has commenced or has been announced to those affected by the plan.

(v)	Income taxes

Income tax expense is comprised of current and deferred tax.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year using tax rates enacted or substantively enacted at the reporting date and any adjustment to tax payable from previous years.

26

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Deferred tax assets and liabilities are recognized for deferred tax consequences attributable to unused tax loss carry forwards, unused tax credits and differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in profit or loss in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is derecognized. Assessing the recoverability of deferred tax assets requires the Company to make significant estimates related to expectations of future taxable income.

The following temporary differences do not result in deferred tax assets or liabilities:

•	the initial recognition of assets or liabilities, not arising in a business combination, that does not affect accounting or taxable profit;
•	goodwill; and
•	investments in subsidiaries, associates and jointly controlled entities where the timing of the reversal of the temporary differences can be controlled by the Company and reversal in the foreseeable future is not probable.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(w)	Segment reporting

The Company has two operating segments which are consistent with the internal reporting provided to the Chief Executive Officer (the chief operating decision-maker), who has the authority to allocate resources and is responsible for assessing the Company’s performance. All assets are located in Canada and the United States, and revenues are generated from services provided in Canada and the United States.

(x)	Accounting policy developments

Standards, interpretations and amendments to standards not yet effective and not yet adopted:

•	Amendments to IAS 1 - Presentation of Financial Statements

On January 23, 2020, the IASB issued amendments to IAS 1 – Presentation of Financial Statements to clarify the classification of liabilities as current or non-current. The amendments are effective for annual reporting periods beginning on or after January 1, 2023, with earlier application permitted. To classify a liability as non-current, a right to defer settlement or roll over a liability for at least twelve months must exist at the end of a reporting period. The amendment clarifies that the classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. Settlement is further defined in the amendment as the transfer of cash, equity instruments, other assets, or services to the counterparty. The amendment also clarifies how a company classifies a liability that includes a counterparty conversion option. When classifying liabilities as current or non-current, a company can only ignore conversion options that are recognized as equity. The Company is currently assessing the impact of these amendments on its consolidated financial statements.

27

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

•	Amendments to IAS 37 - Provisions, Contingent Liabilities and Contingent Assets

On May 14, 2020, the IASB issued Onerous Contracts - Cost of Fulfilling a Contract (Amendments to IAS 37 - Provisions, Contingent Liabilities and Contingent Assets). The amendments are effective for annual periods beginning on or after January 1, 2022 and apply to contracts existing at the date when the amendments are first applied. Early adoption is permitted. These amendments clarify which costs should be included in determining the cost of fulfilling a contract when assessing whether a contract is onerous. The amendments clarify that the costs of fulfilling a contract is comprised of both incremental costs of fulfilling the contract (i.e. direct labour or materials) and an allocation of costs that relate directly to fulfilling the contract (i.e. depreciation charge for an item of property, plant and equipment). The Company intends to adopt the interpretation in its consolidated financial statements for the annual period beginning on January 1, 2022. The Company does not expect the interpretation to have a material impact on its consolidated financial statements.

4.	Trade and other accounts receivable

	December 31, 2021	December 31, 2020

Trade receivables	$14,271,843	$15,648,319
Tax credits receivable	28,091,981	17,111,947
Other receivables	941,904	1,060,396
	$43,305,728	$33,820,662
Less long-term accounts receivable	(276,860)	(996,719)
Current portion of accounts receivable	$43,028,868	$32,823,943

Trade receivables include $nil (2020 - $nil) of unbilled accounts receivable for services rendered prior to invoicing.

The Company has access to several government programs, in the form of refundable tax credits, which are designed to assist film and television production in Canada. Amounts received or receivable in respect of refundable tax credits are recorded as a reduction to the related production operating costs or as a reduction to investment in film and television programming. The ultimate collection of previously recorded estimated amounts is subject to ordinary course audits from the CRA. Amounts receivable are based on management’s estimated judgements of the ultimate collectability which may include certain provisions for ordinary course CRA audit revisions or assessments.

The following table reflects the movement in the tax credits receivable balance:

	December 31, 2021	December 31, 2020

Opening balance, January 1	$17,111,947	$10,285,221
Tax credits earned	16,908,606	14,680,432
Tax credits received	(14,119,911)	(11,438,168)
Tax credits applied to Investment in film and television programming	8,191,339	3,584,462
Closing balance, December 31	$28,091,981	$17,111,947

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

5.	Property, plant and equipment

	Premises leases	Operating equipment	Leasehold improvements	Furniture and office equipment	Total
Cost
Balance at January 1 , 2020	$9,982,673	$8,807,980	$143,586	$69,654	$19,003,893
Additions	309,274	3,769,578	–	9,245	4,088,097
Disposals, retirements and other	(646,967)	(1,919,367)	(24,933)	(40,993)	(2,632,260)
Exchange difference	(6,375)	(767)	488	803	(5,851)
Balance at December 31, 2020	$9,638,605	$10,657,424	$119,141	$38,709	$20,453,879
Additions	–	3,396,939	1,877,238	–	5,274,177
Exchange difference	–	20	–	–	20
Balance at December 31, 2021	$9,638,605	$14,054,383	$1,996,379	$38,709	$25,728,076

Accumulated depreciation and impairment
Balance at January 1 , 2020	$1,189,836	$6,779,244	$11,131	$34,976	$8,015,187
Additions	1,046,808	1,917,401	48,059	30,010	3,042,278
Disposals, retirements and other	(646,967)	(1,919,367)	(24,933)	(40,993)	(2,632,260)
Exchange difference	(11,626)	(784)	183	263	(11,964)
Balance at December 31, 2020	$1,578,051	$6,776,494	$34,440	$24,256	$8,413,241
Additions	722,376	2,772,646	50,420	4,725	3,550,167
Exchange difference	–	57	–	–	57
Balance at December 31, 2021	$2,300,427	$9,549,197	$84,860	$28,981	$11,963,465

Carrying amount
December 31, 2020	$8,060,554	$3,880,930	$84,701	$14,453	$12,040,638
December 31, 2021	$7,338,178	$4,505,186	$1,911,519	$9,728	$13,764,611

As at December 31, 2021, property, plant and equipment includes right-of-use assets of $11,733,069 (2020 - $11,845,876) related to leased premises and operating equipment (Note 12(a)).

Depreciation capitalized to investment in film and television programming (Note 7) amounted to $1,037,488 for the year ended December 31, 2021 (2020 - $419,133).

There were no impairment write-downs or any reversals of previous write-downs during the years presented.

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

6.	Investment in Ratchet Productions, LLC

The Company has a 63% membership interest in Ratchet Productions, LLC, (“RPLLC”) a privately-owned company registered in Colorado, USA. RPLLC’s functional currency is the USD. The Company accounts for its interest in RPLLC using the equity method.

(a)	Impairment

During the year ended December 31, 2016, the Company determined that its investment in RPLLC was impaired and as a result, reduced the Company’s investment in RPLLC to $nil.

At December 31, 2021, there are no indications that these impairments should be reversed.

(b)	Commitments

On October 25, 2015, RPLLC concluded a financing and loan arrangement with a syndicate of lenders for the purposes of financing the $27.5 million USD ($33.5 million CAD) Print & Advertising (“P&A”) expenditures required to market and distribute the film Ratchet & Clank.

Recourse for the loan is limited to the United States distribution rights of the film subject to limited guarantees provided by the Company under specific limited circumstances not related to the ultimate revenues of the film. Based on the North American box office results and subsequent home video sales, the Company does not believe the ultimate revenue from the film will be sufficient to fully repay the P&A loan.

The Company is under no obligation to repay RPLLC’s loans, nor is it required to fund any additional losses of the joint venture beyond its carrying amount. Subsequent to the loan’s original maturity date of January 2, 2017, RPLLC received a Notice of Default (the “Notice”), which included a demand for payment from the lenders of the P&A loan. The Notice increased the effective interest rate to LIBOR plus 17.5%. The lenders may seek to enforce certain security provisions within the loan agreements, which include but are not limited to the right to foreclose on the United States distribution rights to the film.

(c)	Results of the joint venture

The Company’s cumulative unrecognized share of losses as of December 31, 2021, is $52,536,103 (2020: $44,306,319). As the Company’s investment in RPLLC has previously been impaired, no impact of the Company’s share of losses of RPLLC has been recognized in the consolidated statements of comprehensive loss.

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

7.	Investment in film and television programming

	Distribution rights	Productions in development	Productions in progress	Completed productions	Total

Cost
Balance at January 1, 2020	$4,030,198	$2,287,279	$4,041,029	$29,803,148	$40,161,654
Additions, net of government assistance and third party contributions	499,476	188,791	8,516,916	–	9,205,183
Disposals	–	(146,992)	–	(432,779)	(579,771)
Transfer to completed productions	–	–	(5,726,270)	5,726,270	–
Exchange difference	(70,509)	(2,817)	(155,289)	(613,106)	(841,721)
Balance at December 31, 2020	4,459,165	2,326,261	6,676,386	34,483,533	47,945,345
Additions, net of government assistance and third party contributions	–	580,574	15,304,080	–	15,884,654
Disposals	–	(81,034)	–	–	(81,034)
Transfer to completed productions	–	–	(17,181,884)	17,181,884	–
Transfer to productions in progress	–	(119,690)	119,690	–	–
Exchange difference	(494)	800	(31,056)	85,227	54,477
Balance at December 31, 2021	$4,458,671	$2,706,911	$4,887,216	$51,750,644	$63,803,442

Accumulated amortization and impairment
Balance at January 1, 2020	$3,586,497	$1,715,451	$–	$22,512,090	$27,814,038
Additions	581,030	–	–	5,778,102	6,359,132
Disposals	–	–	–	(432,779)	(432,779)
Exchange difference	(70,601)	–	–	(497,747)	(568,348)
Balance at December 31, 2020	4,096,926	1,715,451	–	27,359,666	33,172,043
Additions	345,806	–	–	12,859,302	13,205,108
Exchange difference	1,187	–	–	84,970	86,157
Balance at December 31, 2021	$4,443,919	$1,715,451	$–	$40,303,938	$46,463,308

Carrying amount
December 31, 2020	$362,239	$610,810	$6,676,386	$7,123,867	$14,773,302
December 31, 2021	$14,752	$991,460	$4,887,216	$11,446,706	$17,340,134

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Additions to productions in progress includes capitalized interest of $677,252 for the year ended December 31, 2021 (2020 – $351,594) (Note 11). Depreciation capitalized to investment in film and television programming amounted to $1,037,488 for the year ended December 31, 2021 (2020 - $419,133) (Note 5).

(a)	Productions in development

Productions in development include acquired options to develop film and television properties and other qualifying expenditures. The Company may transfer productions in development directly to productions in progress or completed productions, when the Company has completed work on development materials and expects to realize benefits through licensing or sale to a third party, as well as through the Company’s own use.

There were no impairments recorded against productions in development for the year ended 2021 (2020 - $nil), nor was there an indication that impairments previously recorded should be reversed (2020 - $nil).

(b)	Productions in progress

Impairment testing

The Company tests for impairment at least annually on December 31 for any productions that are not yet ready for their intended use while other productions are assessed for indicators of impairment on a regular basis.

The recoverable amount of productions is generally determined based on the net present value of discounted cash flows to calculate the production’s value-in-use. These calculations use pre-tax cash flow projections, including budgeted expenditures approved by management, and estimated sales forecasts based on management’s expectations from past experience and contracts in negotiation at the end of the reporting period. Forecast sales extend to the second round of license sales expected within the normal life of a moderately successful series. Second round sales commence at the end of initial license agreements, which can range from 5 to 7 years depending on the specific property and licensing contract.

As the nature of the industry can be unpredictable, management has applied a probability weighting based on three potential sales scenarios. A change in the probabilities could result in a value-in-use that is less than the carrying amount.

There were no impairments recorded against productions in progress for the year ended December 31, 2021 (2020 - $nil), nor was there an indication that impairments previously recorded should be reversed (2020 - $nil).

(c)	Completed productions

There were no impairments recorded against completed productions for the year ended December 31, 2021 (2020 - $nil). There is no indication that impairments previously recorded should be reversed.

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

8.	Broadcasting license

On February 5, 2021, the Canadian Radio-television and Telecommunications Commission (“CRTC”) announced in its ‘Broadcasting Decision 2021-51’ that it had approved the Company’s application to revoke its Broadcast License. The revocation of the Broadcasting License also nullifies the Company’s requirement to invest $687,000 of tangible benefits into the Canadian broadcasting system over a seven-year period. The tangible benefits obligation was assessed in 2018, as a requirement by the CRTC, in its decision to approve the Company’s acquisition of a Broadcasting License from Bell Media Inc. The present value of the tangible benefits obligation of $558,745 was initially capitalized to the ‘Broadcast License’ intangible asset, as a directly attributable cost of bringing the asset to its working condition. In 2019, as part of its annual impairment assessment, management reviewed the carrying value of its Broadcasting License and fully impaired the asset. As a result of the CRTC’s Broadcasting Decision on February 5, 2021, the Company derecognized the tangible benefits obligation in ‘other current liabilities’ and ‘other non-current liabilities’ and recognized a recovery of $584,538 into the consolidated statements of income (loss) and comprehensive income (loss) in the first quarter of 2021.

9.	Other intangible assets and goodwill

(a)	Other intangible assets

	Production agreements	Animation network	Brands	Software	Broadcasting license	Total

Cost
Balance at January 1, 2020	$1,045,440	$8,285,112	$574,992	$4,626,912	$5,498,020	$20,030,476
Additions	–	–	–	269,975	–	269,975
Disposals	–	–	–	(3,747,607)	(5,498,020)	(9,245,627)
Exchange difference	(22,800)	(180,690)	(12,540)	–	–	(216,030)
Balance at December 31, 2020	$1,022,640	$8,104,422	$562,452	$1,149,280	$–	$10,838,794
Additions	–	–	–	57,134	–	57,134
Disposals and retirements	(1,022,640)	–	–	–	–	(1,022,640)
Exchange difference	–	(1,268)	(88)	–	–	(1,356)
Balance at December 31, 2021	$–	$8,103,154	$562,364	$1,206,414	$–	$9,871,932

Accumulated amortization and impairment
Balance at January 1, 2020	$794,970	$7,270,753	$174,893	$4,235,135	$5,498,020	$17,973,771
Additions	257,411	520,608	59,022	277,151	–	1,114,192
Disposals	–	–	–	(3,747,607)	(5,498,020)	(9,245,627)
Exchange difference	(29,741)	(183,058)	(6,591)	–	–	(219,390)
Balance at December 31, 2020	$1,022,640	$7,608,303	$227,324	$764,679	$–	$9,622,946
Additions	–	486,707	55,178	228,457	–	770,342
Disposals and retirements	(1,022,640)	–	–	–	–	(1,022,640)
Exchange difference	–	8,144	1,023	–	–	9,167
Balance at December 31, 2021	$–	$8,103,154	$283,525	$993,136	$–	$9,379,815

Carrying amount
December 31, 2020	$–	$496,119	$335,128	$384,601	$–	$1,215,848
December 31, 2021	$–	$–	$278,839	$213,278	$–	$492,117

33

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

As at December 31, 2021, other intangible assets include right-of-use assets of $168,304 (2020 - $354,375) related to leased software (Note 12(a)).

(i)	Production agreements, animation network and brands

As a result of the acquisition of Frederator in the fourth quarter of 2016, ‘Production agreements’, ‘Animation network’ and ‘Brands’ intangible assets were recognized.

(ii)	Software

During the year ended December 31, 2021, no software was identified as obsolete (2020 - $nil). There were no impairment write-downs or any reversals of previous write-downs during the years presented.

(iii)	Broadcasting license

In 2019, an impairment charge of $5,498,020 (Note 8) was recognized as part of annual impairment testing.

(b)	Goodwill

Goodwill

Balance at January 1, 2020	2,622,326
Exchange difference	(57,191)
Balance at December 31, 2020	2,565,135
Exchange difference	(401)
Balance at December 31, 2021	$2,564,734

Goodwill arose as a result of the Frederator acquisition that was finalized during the year ended December 31, 2017. As Frederator is a US company with USD being its functional currency, goodwill will change each period due to exchange differences.

Impairment testing

The Company performs an impairment test annually on December 31 and whenever there is an indication of impairment. Irrespective of whether an indication of impairment existed, management is also required to perform its annual goodwill impairment test as goodwill is not subject to amortization. Management completed its annual impairment test by comparing the recoverable amount of the group of CGUs to which the goodwill is related, to the carrying amount of the group of CGUs. There was no indication of goodwill impairment as at December 31, 2021 (2020 - $nil).

34

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Goodwill is tested for impairment at a group of CGUs level, encompassing both of the CGUs which make up Frederator. CGUs for the purposes of impairment testing are generally determined by country, and where applicable, within each country between Animation Production and Networks and Platforms. The recoverable amount of the group of CGUs was determined based on its value-in-use. Key assumptions used in performing the impairment test are as follows:

•	Recoverable amount:

Management’s past experience and future expectations of the business performance are used to make a best estimate of the expected revenue, earnings before interest, taxes, depreciation and amortization, and operating cash flows for a five-year period.

•	Discount rate:

The discount rate applied is a pre-tax rate that reflects the time value of money and risk associated with the business. A discount rate of 19% was applied.

•	Perpetual growth rate:

The perpetual growth rate is management’s current assessment of the long-term growth prospects of the company in the jurisdictions in which it operates. The assumptions included 5 years of forecasted information, and a perpetual growth rate of 3% was applied.

•	Sensitivity analysis:

Management performs sensitivity analysis on the key assumptions. Sensitivity analysis indicates reasonable changes to key assumptions will not result in an impairment loss.

10.	Bank indebtedness and interim production financing

			December 31, 2021		December 31, 2020
	Currency	Date of maturity	Facility amount[1] (CAD)	Carrying amount (CAD)[2]	Facility amount[1] (CAD)	Carrying amount (CAD)[2]

Interim production financing	CAD	On demand	$33,316,177	$20,457,170	$26,461,624	$10,305,425
Interim production financing	USD	On demand	9,451,550	1,824,949	7,209,612	6,887,001
			$42,767,727	$22,282,119	$33,671,236	$17,192,426
Bank indebtedness	CAD	On demand	5,000,000	976,265	5,000,000	2,036,156
Paycheck protection program loan	USD	Note 10 (e)	–	–	798,938	798,938
			$47,767,727	$23,258,384	$39,470,174	$20,027,520

[1] Facility amount of the loans represents the maximum facility available, excluding interest reserve
[2] Carrying amount represents the amount drawn as at December 31, 2021 and December 31, 2020, including interest reserve

35

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The Company has a credit facility (the “Facility”) with a Canadian bank. The Facility is comprised of: (i) a $5,000,000 CAD revolving demand facility, (ii) a $8,000,000 CAD equipment lease line, and (iii) a treasury risk management facility of up to $500,000 CAD for foreign exchange forward contracts. The proceeds of the Facility are for general working capital and corporate purposes, equipment purchases, and to facilitate hedging of interest rate risk and foreign exchange risk.

The Facility is guaranteed by the Company and certain subsidiaries of the Company. The security for the Facility includes substantially all of the tangible and intangible assets of the Company and its subsidiary guarantors subject to permitted encumbrances. The Facility is subject to customary affirmative and negative covenants, default provisions, representations and warranties and other terms and conditions.

(a)	Interim production financing

The Company’s interim production financing facilities with a Canadian bank bear interest at rates ranging from bank prime plus 1.25% - 1.75% per annum. The interim production financing facilities are generally repayable on demand and are generally secured by a combination of federal and provincial tax credits, other government incentives, production service agreements, and license agreements.

(b)	Bank indebtedness

During the second quarter of 2021, the Company amended its credit facility (the “Facility”) with a Canadian bank. This amendment allows the Company to make draws under the revolving demand facility utilizing Canadian dollar bank overdrafts. Canadian dollar bank overdrafts bear interest at a rate equal to bank prime plus 2.00% per annum and can be prepaid at any time without penalty and without notice.

During the third quarter of 2021, the Company amended its Facility to increase its equipment lease line limit to $8,000,000 (previously $7,000,000) and to amend financial covenants under the Facility.

Draws under the revolving demand facility can be made in Canadian or US dollars at the option of the Company by way of bank prime rate loans, Canadian Bankers’ Acceptances, US Libor, or letters of credit and the aggregate of principal amounts outstanding shall not exceed the facility limit at any time. Canadian or US dollar bank prime borrowings bear interest at a rate equal to bank prime plus 2.00% (2020 – 2.00%) per annum. For other draws under the revolving facility, the respective loans bear interest at a rate equal to Canadian Bankers’ Acceptances or US Libor plus 3.75% (2020 – 3.75%) per annum.

The revolving demand facility includes an aggregate $200,000 CAD or USD limit under which letters of credit can be issued with a term of up to one year. Under the amendment, letters of credit issued bear interest at bank prime rates plus 3.75% (2020 – 3.75%) per annum. As at December 31, 2021 and 2020, the Company did not have any letter of credit facilities issued.

Draws under the revolving demand facility by way of Canadian or US dollar bank prime borrowings may be prepaid at any time without penalty with 1 to 3 days written notice. US Libor advances may be prepaid subject to certain breakage costs to be paid by the Company. Canadian Bankers’ Acceptances cannot be prepaid.

36

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

As at December 31, 2021 and 2020, the Company was in compliance with all covenants.

(c)	Equipment lease line

As at December 31, 2021, the Company had made drawdown requests for equipment under the Facility’s equipment lease line of $7,914,903 (December 31, 2020 – $6,290,281). Each transaction will have specific financing terms in respect of the leased equipment such as term, finance amount, rate, and payment terms. Costs associated with the unwinding of a lease under the Facility’s equipment lease line are to be paid by the Company. The Company has recorded right-of-use assets and lease obligations for the leased equipment acquired in respect of these draws. As described above, the Company entered into amendments under the Facility’s equipment lease line that increased the limit from $7,000,000 to $8,000,000 during the third quarter of 2021.

(d)	Treasury risk management facility

Advances under the treasury risk management facility are subject to market rates as determined by the lender’s treasury department or derivatives group at the time of the drawdown request.

As described above, the maximum term for foreign exchange forward contracts and interest rate swaps have each been revised to a maximum term of up to one year. The maximum term for foreign exchange forward contracts and interest rate swaps was previously two years.

As at December 31, 2021 and 2020, there were no outstanding amounts drawn under the Facility’s treasury risk management facility.

(e)	Paycheck protection program loan

On April 28, 2020, Frederator received an unsecured advance of $625,000 USD ($854,313 CAD) under the Paycheck Protection Program (“PPP”), which was guaranteed by the US Small Business Administration (“US SBA”), pursuant to the Coronavirus Aid, Relief and Economic Security Act. After satisfying certain conditions, a loan forgiveness application was filed in November 2020 and on February 6, 2021, the Company was informed that it had been granted full loan forgiveness by the US SBA. In accordance with IAS 20 – Accounting for Government Grants and Disclosure of Government Assistance, the Company recognized loan forgiveness of $791,813 ($625,000 USD) in operating expenses in the consolidated statement of income (loss) and comprehensive income (loss) in the first quarter of 2021 (Note 18).

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

11.	Finance costs

Finance costs are comprised of the following:

	2021	2020

Interest expense on interim production financing	$789,355	$862,816
Interest expense on bank indebtedness	72,386	88,381
Interest and accretion on convertible debentures (Note 13)	582,585	549,061
Interest accretion on lease obligations	1,018,292	766,547
Interest accretion on tangible benefits obligation (Note 8)	3,106	29,364
Interest capitalized to investments in film and television (Note 7)	(677,252)	(351,594)
	$1,788,472	$1,944,575

12.	Leases

The Company’s lease contracts are comprised of property leases for studio and office space, operating equipment rentals, and software agreements. Premises lease terms range from short-term periods of less than one year to up to 10 years and may include renewal options. Lease terms for operating equipment leases and software are generally from one to five years and may also contain renewal options.

(a)	Right-of-use assets

The following table presents the Company’s right-of-use assets related to leased assets and included as part of ‘property, plant and equipment’ (Note 5) and ‘other intangible assets’ (Note 9) for the year ended December 31, 2021 and 2020:

	Software	Operating equipment	Premises leases	Total

Right-of-use assets recognized under IFRS 16 as at January 1, 2020	$336,673	$1,949,102	$8,792,837	$11,078,612
Additions	269,163	3,669,491	309,274	4,247,928
Depreciation	(251,461)	(1,833,271)	(1,046,808)	(3,131,540)
Exchange difference	–	–	5,251	5,251
Carrying amount as at December 31, 2020	$354,375	$3,785,322	$8,060,554	$12,200,251
Additions	744	3,313,723	–	3,314,467
Depreciation	(186,815)	(2,704,154)	(722,376)	(3,613,345)
Exchange difference	–	–	–	–
Balance as at December 31, 2021	$168,304	$4,394,891	$7,338,178	$11,901,373

38

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Right-of-use assets related to leased assets are pledged as security under their respective lease agreements.

(b)	Lease obligations

	December 31, 2021	December 31, 2020

Current lease obligations	$2,948,340	$2,207,025
Non-current lease obligations	12,299,432	12,351,670
Lease obligations	$15,247,772	$14,558,695

(c)	Amounts recognized in comprehensive loss

The following table presents amounts recognized in the consolidated statements of comprehensive loss for the years ended December 31, 2021 and 2020:

	2021	2020

Expenses related to short-term leases	266,969	–

Variable lease payments not included in the measurement of lease obligations	764,691	772,674

Operating expenses of $266,969 (2020 – $nil) for short-term premises leases and operating equipment leases are recognized as part of ‘rent and occupancy’ and ‘IT support and maintenance’ expenses (Note 18) for the year ended December 31, 2021.

Certain premises leases include variable lease payments that do not depend on an index or rate and such payments are not included in the measurement of lease obligations. These variable payments are comprised of costs such as common area maintenance costs and property taxes and recognized as an expense in the consolidated statements of comprehensive loss. For the year ended December 31, 2021, the Company recognized $764,691 (2020 – $772,674) of these variable lease payments as an expense in the consolidated statements of comprehensive loss as ‘rent and occupancy’ in ‘operating’ expenses or ‘general and administration’ expenses.

For the years ended December 31, 2021 and 2020, there were no operating expenses related to low-value assets that were recognized in the consolidated statements of comprehensive loss.

39

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(d)	Amounts recognized in statements of cash flows

Total cash outflow for leases was $3,643,682 for the year ended December 31, 2021 (2020 – $3,760,852).

13.	Convertible debentures

The Company issued unsecured subordinated convertible debentures (“Debentures”) in the amount of $4,700,000 on the closing of a non-brokered private placement offering that was completed in two tranches. The first tranche was completed on November 17, 2020, for gross proceeds of $2,639,000 and the second tranche was completed on December 14, 2020, for gross proceeds of $2,061,000. The Debentures accrue interest at a rate of 9.5% per annum payable quarterly in arrears and are convertible into common shares of the Company at a price of $0.55 per share. The Debentures mature on November 17, 2023 and are governed by the terms of an indenture between the Company and Computershare Trust Company of Canada.

A continuity of the amounts recorded for convertible debentures and the equity components during the years ended December 31, 2021 and 2020, is as follows:

	Convertible debentures	Equity component of convertible debentures	Total
Balance at January 1, 2020	$4,160,516	$351,851	$4,512,367
Interest accretion expense	497,342	–	497,342
Interest paid	(259,797)	–	(259,797)
Interest payable recorded in accounts payable and accrued liabilities	(72,061)	–	(72,061)
Settlement of Existing Debentures on December 14, 2020	(4,326,000)	–	(4,326,000)
Gross proceeds on issuance, November 17, 2020 and December 14, 2020	4,438,784	261,216	4,700,000
Transaction costs	(141,115)	(8,304)	(149,419)
Net proceeds on issuance, November 17, 2020 and December 14, 2020	4,297,669	252,912	4,550,581
Deferred tax liability	–	(70,528)	(70,528)
Interest accretion expense	49,823	–	49,823
Interest payable recorded in accounts payable and accrued liabilities	(39,341)	–	(39,341)
Balance at December 31, 2020	$4,308,151	$534,235	$4,842,386
Interest accretion expense	582,585	–	582,585
Interest paid	(333,958)	–	(333,958)
Interest payable recorded in accounts payable and accrued liabilities	(112,542)	–	(112,542)
Balance at December 31, 2021	$4,444,236	$534,235	$4,978,471

The Debentures were settled as part of the acquisition by Genius Brands International, Inc. See Note 26 for further details.

40

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

14.	Share capital and reserves

(a)	Share capital

(i)	Authorized

Common voting shares

Each common voting share carries one vote per share on all matters. Each variable voting share carries one vote on all matters, except to the extent that the number of variable voting shares outstanding exceeds 33 1/3% of the total number of common and variable voting shares outstanding, in which case the voting rights per share of the variable voting shares are reduced so that the total number of votes associated with the outstanding variable voting shares equals the 33 1/3% threshold. Both the common voting shares and the variable voting shares carry the same economic rights. The common voting shares and the variable voting shares were listed on TSX-V and OTCQX under the ticker symbol WOW and WOWMF, respectively.

Common non-voting shares

The holders of common non-voting shares are entitled to the same economic value as all other common shares and including all other rights with the exception they are not permitted to vote at meetings of the shareholders. The common non-voting shares have special conversion rights that entitle them to convert to variable voting shares on a one-for-one basis under the following conditions: 1) at any time so long as the conversion would not cause the holders of the non-voting shares to become a control person (as defined by the meaning given in Policy 1.1 Interpretation of the TSX Venture Exchange Finance Manual); and 2) with the necessary approvals granted by the TSX Venture Exchange and approval by the common voting and variable voting shareholders.

(ii)	Issued share capital

The Company has an unlimited number of authorized common shares with no par value. All shares issued are fully paid and carry one vote per share and a right to dividends if declared, with the exception of voting restrictions on common variable voting shares as noted above. None of the issued shares are held by subsidiaries or associates of the Company.

	December 31, 2021	December 31, 2020

Authorized for issue	unlimited	unlimited
Common Shares (1)
Common Shares issued at January 1 and December 31	29,442,557	29,442,557

Non-Voting Shares
Non-Voting Shares issued at January 1 and at December 31	2,581,757	2,581,757
Total shares in issue - December 31	32,024,314	32,024,314

(1) Common shares issued are inclusive of common voting shares, and variable voting shares

41

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

At December 31, 2021 and 2020, the Company had 21,993,968 common voting shares and 7,448,589 common variable voting shares outstanding.

At December 31, 2021 and 2020, the Company also had 2,581,757 common non-voting shares outstanding.

Preferred shares

The Company is authorized to issue preferred shares in one or more series. The directors of the Company may, by resolution, define and attach special rights and restrictions, and issue preferred shares of any particular series. As at December 31, 2021 and 2020, there were no preferred shares issued.

(b)	Reserves

(i)	Equity component of convertible debentures

The equity component of convertible debentures comprises the fair value of the equity conversion option net of allocated transaction costs and income tax effects (Note 13).

(ii)	Warrant reserve

The share warrant reserve comprises the value of warrants issued to brokers, in partial payment for services rendered in the private placement of common shares, and warrants issued and discussed in Note 15(c).

(iii)	Share-based payment reserve

The share-based payment reserve represents the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration package. Refer to Note 15(a) and Note 15(b) for further details of these plans.

(iv)	Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign currency differences arising from the translation of financial statements of foreign operations.

(c)	Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing the net income (loss) attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period.

42

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

	December 31, 2021	December 31, 2020

Net income (loss)	$3,176,161	$(4,966,357)
Weighted average number of common shares outstanding	32,024,314	32,024,314

Earnings (loss) per share - basic	$0.10	$(0.16)

Diluted earnings (loss) per share is calculated by adjusting basic earnings (loss) per share, as described above, for the effects of all potentially dilutive instruments during the period.

	December 31, 2021	December 31, 2020

Net income (loss)	$3,176,161	$(4,966,357)
Interest expense on convertible debentures, net of tax (Note 11, 13)	425,287	–
Net income (loss) - diluted	$3,601,448	$(4,966,357)

Weighted average number of common shares outstanding	32,024,314	32,024,314
Effect of potentially dilutive convertible debentures (Note 13)	8,545,455	–
Effect of potentially dilutive stock options (Note 11)	326,779	–
Weighted average number of common shares outstanding - diluted	40,896,548	32,024,314

Earnings (loss) per share - diluted	$0.09	$(0.16)

For the year ended December 31, 2021, 1,919,300 stock options were excluded from the diluted weighted average number of common shares outstanding calculation because their effect would have been anti-dilutive. For the year ended December 31, 2020, the Company had a net loss and the effect of any potentially dilutive convertible debentures, warrants, and stock options would have been anti-dilutive and were excluded from the diluted weighted average number of common shares outstanding calculation.

43

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

15.	Share-based compensation

(a)    Stock option plan

Pursuant to the Company’s equity-settled stock option plan, directors may, on occasion, authorize the granting of options to directors, employees and consultants of the Company that shall not exceed ten percent (10%) of the issued and outstanding common shares of the Company on a non-diluted basis at any time. Options granted under the plan have contractual option terms not exceeding five years and vesting periods that range from zero to five years.

Common voting and variable voting shares reserved for outstanding stock options at December 31, 2021 and 2020 are as follows:

	Number of stock options	Weighted average exercise price	Weighted average remaining contractual life

Outstanding at December 31, 2020	2,032,672	$1.75	3.26
Granted	945,000	0.64	4.14
Forfeited	(68,372)	1.34	2.21
Outstanding at December 31, 2021	2,909,300	$1.40	3.57

Expiry date	Number of stock options outstanding	Exercise price	Number of stock options exercisable	Exercise price

April 2022	445,528	$1.80	445,528	$1.80
June 2022	1,007,144	2.00	1,007,144	2.00
September 2022	71,628	1.90	71,628	1.90
May 2024	345,000	1.40	316,602	1.40
June 2025	125,000	0.40	41,667	0.40
February 2026	865,000	0.62	216,250	0.62
July 2026	50,000	0.96	4,167	0.96
	2,909,300	$1.40	2,102,985	$1.69

44

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The fair value of the options granted were estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.25% - 1.57%
Weighted average exercise price	$0.40 - $2.00
Expected dividend yield	0.00%
Expected life of option (years)	2.50 - 5.00
Expected volatility (based on historical share prices)	81.47% - 164.50%

(b)    Share appreciation rights

During the year ended December 31, 2017, an officer of the Company issued 438,678 share appreciation rights (“SARs”) to employees of the Company. The officer contributed shares owned personally to be held in a company in which certain employees were awarded units. The units vest over a three-year period. Once vested, the holders of the units are able to benefit from the increase in the share price over $1.91 per share. The vesting of the SARs is conditional upon the individuals’ employment with the Company.

The fair value of the SARs granted was $1.50; estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.93%
Exercise price	$1.91
Expected dividend yield	0.00%
Expected life of option (years)	3.00
Expected volatility (based on historical share prices)	160.31%

As at December 31, 2021, there are 82,649 (2020 - 82,649) SARs outstanding. During the year ended December 31, 2021, nil SARs (2020 – 177,714) were forfeited. For the year ended December 31, 2021, an expense of $nil (2020 – $ nil) related to the vesting of SARs was recorded. The SARs were fully vested in 2020.

(c)	Share purchase warrants

In 2018, the Company issued 900,000 warrants to Bell Media as partial consideration for certain services to affect the transition of a Broadcasting License (Note 8). Each warrant entitled Bell Media to acquire one common share in the capital of the Company at an exercise price of $2.00 for a period of three years from the date of issuance until August 31, 2021. In the third quarter of 2021, 900,000 fully vested out of the money share purchase warrants issued to Bell Media Inc. expired and were forfeited.

45

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Total share-based compensation expense of $nil has been recognized for warrants for the year ended December 31, 2021 (2020 - $306,000).

(d)	Share-based compensation expense

Total share-based compensation expense from all forms of share-based payment awards for the years ended December 31, 2021 and 2020, is summarized below:

Share-based compensation expense	2021	2020
Stock options	$232,757	$107,275
Warrants	–	306,000
	$232,757	$413,275

16.	Segmented information

The Company operates and evaluates its businesses and productions based on two operating segments:

(a)	Animation Production

The Company’s primary sources of revenue are: (a) Animation production service contracts where revenues are earned over the term of the contract as the Company provides services; and (b) licensing of series and feature film based intellectual property (“IP”) and content produced and owned by the Company.

The Company’s production service business continues to provide a significant source of revenue and cash flow to the Company over the term of each contract.

The licensing model does not provide an immediate source of revenue, unlike the Company’s production service business, as revenue is recognized upon the completion and delivery of the content. Further, this model requires sources of capital to be identified initially in order to fund projects, as cash from exploitation is generally not received until delivery or during the subsequent exploitation of the content. Management has implemented a policy to secure 100% of the financing necessary to fund the direct costs of production prior to commencing production.

(b)	Networks and Platforms

The primary source of revenue within Networks and Platforms is the Channel Frederator Network, which derives its revenues from advertising revenue collected mainly from YouTube.

46

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The following tables summarize the operating performance and assets of the reporting segments:

December 31, 2021	Animation Production	Networks and Platforms	Total
Segment and external revenues	$50,410,536	$29,822,672	$80,233,208
Operating expenses	27,997,330	27,892,191	55,889,521
Amortization of investment in film and television programming	12,946,151	258,957	13,205,108
Depreciation and amortization	2,738,853	2,283	2,741,136
Finance costs	1,785,366	3,106	1,788,472
Segment profit (loss)	$4,942,836	$1,666,135	6,608,971
Amortization of acquisition-related intangibles			541,885
Forgiveness of CRTC tangible benefits obligation			(584,538)
General and administration			3,242,706
Share-based compensation expense			232,757
Income (loss) before taxes			$3,176,161

Capital expenditures
Investment in film and television programming	$15,884,654	$–	$15,884,654
Other intangible assets	$57,134	$–	$57,134
Property, plant & equipment	$5,272,974	$1,203	$5,274,177

The CRTC tangible benefits obligation was related to the Company’s former Broadcasting license that was an inactive stand-alone asset not grouped with assets or groups of CGUs comprising the Company’s operating segments. Forgiveness of the tangible benefits obligation associated with the Broadcasting License has been excluded from segment profit (loss) as it does not impact operating decisions taken by the Company’s management and is based upon the way the performance of the Company’s business is evaluated in the Company’s internal management reports.

47

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

December 31, 2020	Animation Production	Networks and Platforms	Total
Segment and external revenues	$35,644,908	$25,478,064	$61,122,972
Operating expenses	24,864,756	24,645,799	49,510,555
Amortization of investment in film and television programming	5,871,000	488,132	6,359,132
Depreciation and amortization	2,673,618	226,678	2,900,296
Finance costs	1,915,211	29,364	1,944,575
Segment profit (loss)	$320,323	$88,091	408,414
Amortization of acquisition-related intangibles			837,041
General and administration			3,170,322
Share-based compensation expense			413,275
Restructuring costs			1,099,685
Loss before taxes			$(5,111,909)

Capital expenditures
Investment in film and television programming	$8,705,707	$499,476	$9,205,183
Other intangible assets	$269,975	$–	$269,975
Property, plant & equipment	$3,926,110	$161,987	$4,088,097

17.	Revenue

a)	Disaggregation of revenue from contracts with customers

The Company’s primary sources of revenue are as follows:

December 31, 2021	Animation Production	Networks and Platform	Total
Point in time	$17,247,559	$29,822,672	$47,070,231
Over time	33,162,977	–	33,162,977
	$50,410,536	$29,822,672	$80,233,208

December 31, 2020	Animation Production	Networks and Platform	Total
Point in time	$7,749,457	$24,733,622	$32,483,079
Over time	27,895,451	744,442	28,639,893
	$35,644,908	$25,478,064	$61,122,972

48

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The approximate revenue based on geographic location of customers is as follows:

	December 31, 2021	December 31, 2020

United States	$67,745,357	$51,220,502
Canada	7,099,595	968,654
United Kingdom[1]	5,388,256	8,933,816
	$80,233,208	$61,122,972
[1] United Kingdom revenues relate to contracts with a customer that were denominated in USD.

Revenue from significant customers is as follows:

	2021	2020

Animation Production Revenue
Customer 1	$15,157,062	$10,581,903
Customer 2	16,759,497	7,429,811
Customer 3	4,995,639	7,075,590
Customer 4	3,273,868	8,933,816
Other	10,224,470	1,623,788
	50,410,536	35,644,908
Networks and Platform Revenue
YouTube derived revenues	29,717,267	24,588,625
Other	105,405	889,439
	29,822,672	25,478,064
	$80,233,208	$61,122,972

49

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

b)	Contract balances

Trade receivables and unbilled accounts receivable are disclosed in Note 4.

The Company’s only contract related liability is deferred revenue, which reflects the timing difference between the receipt of cash and the recognition of revenue. The following table reflects the movement in deferred revenue as a result of cash received and revenue recognized for the year ended December 31, 2021:

Deferred revenue

Balance as at January 1, 2021	$20,038,666

Revenue recognized that was included in the deferred revenue balance at the beginning of the period	(19,522,262)

Increases due to cash received, excluding amounts recognized as revenue during the period	22,910,785

Exchange difference	(360)

Balance as at December 31, 2021	$23,426,829

c)	Transaction price allocated to remaining performance obligations

The Company applies the practical expedient in paragraph 121 of IFRS 15 and does not disclose information about remaining performance obligations that have an original expected duration of one year or less.

Revenue allocated to remaining performance obligations represents contracted revenue that has not been recognized on contracts with original expected durations of one year or more as at December 31, 2021. Revenue to be allocated to these remaining performance obligations is comprised of deferred revenue and amounts that will be invoiced and recognized as revenue in future periods. As at December 31, 2021, contract revenue related to these remaining performance obligations with an original expected duration of one year or more was $75,352,000 (2020 - $84,236,604). The Company expects to recognize approximately 100% of the revenue related to these unfulfilled performance obligations over the next 24 months.

50

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

18.	Nature of expenses

Operating expenses	2021	2020
Employee costs	$37,781,142	$32,923,133
Refundable tax credits	(16,894,450)	(14,707,735)
Contractors and other third party expenses	31,409,254	26,097,060
Rent and occupancy	666,077	918,855
IT support and maintenance	2,336,658	2,028,403
Paycheck Protection Progam loan forgiveness (Note 10 (e))	(791,813)	–
Other	1,382,653	2,250,839
	$55,889,521	$49,510,555

General and administration expenses	2021	2020
Employee costs	$1,327,251	$1,727,616
Legal and accounting	1,190,064	836,607
Contractors and other third party expenses	144,475	46,306
Rent and occupancy	–	30,549
Other	580,916	529,244
	$3,242,706	$3,170,322

Employee costs and benefits	2021	2020
Employee costs	$39,108,392	$34,650,749
Restructuring costs	–	1,099,685
Share-based compensation expense	234,850	413,275
	$39,343,242	$36,163,709

19.	Restructuring costs

On June 29, 2020, the Company commenced a restructuring project at its Frederator operations to reduce headcount and to implement overhead and cost saving initiatives. For the year ended December 31, 2020, the Company recognized restructuring costs of $1,099,685 ($792,680 USD) in the consolidated statements of comprehensive loss.

51

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

20.	Income taxes

A reconciliation of income tax expense (recovery) for the years ended December 31, 2021 and December 31, 2020 with the reported earnings and comprehensive income for this year is as follows:

For the year ended December 31	2021	2020

Loss before taxes	$3,176,161	$(5,111,909)
Combined federal and provincial income tax rate	27.00%	27.00%
Computed income tax recovery	857,563	(1,380,215)
Effect on income tax of:
Difference in statutory tax rate	(36,819)	140,272
Change in tax rates	–	(15,987)
Change in unrecognized temporary differences	(1,293,316)	1,831,918
Permanent differences and other	(135,475)	125,447
Prior year true-up and other	608,047	(846,987)
Total income tax expense (recovery)	$–	$(145,552)

(a)	Recognized deferred tax assets and liabilities

Deferred tax assets and liabilities have been recognized in respect of the following items:

As at December 31	2021	2020

Deferred tax assets:
Tax loss carry forwards	$3,393,889	$2,851,628
Deferred tax liabilities:
Investment in film and television programming	(630,836)	(875,397)
Property, plant and equipment	(2,633,044)	(1,688,724)
Convertible debentures	(69,056)	(105,799)
Acquired intangibles assets	(60,953)	(181,708)
Net deferred tax assets (liabilities)	$–	$–

52

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(b)	Unrecognized deferred tax assets

The Company has the following unrecognized deductible temporary differences and unused tax losses carry forward for which no deferred tax asset is recognized in the consolidated statements of financial position.

As at December 31	2021	2020

Non-capital losses carried forward	$59,894,946	$55,831,113
Capital losses carried forward	19,463,845	19,463,845
Other deductible temporary differences	16,984,934	15,672,433
	$96,343,725	$90,967,391

The capital losses and other deductible temporary differences do not expire. As at December 31, 2021, the Company has operating loss carry forwards of $5.2 million in the United States of which $1.6 million can be carried forward indefinitely, and the remaining expire starting in 2037. As at December 31, 2021, the Canadian non-capital loss carry-forwards that expire on December 31 of each respective year are as follows:

Expiry date	Amount

2040	$383,079
2039	4,440,453
2038	4,512,288
2037	1,929,602
2036	1,309,062
2035	–
2034	3,817,755
2033	6,947,462
2032	8,723,578
2031	6,071,949
2030	25,483
2029	3,416,036
2028	2,273,959
2027	–
2026	10,832,161
$54,682,867

53

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

21.	Financial instruments

(a)    Fair value measurement of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company categorizes its fair value measurements according to a three-level hierarchy. A level is assigned to each fair value measurement based on the lowest level input significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are defined as follows:

•	Level 1 - Unadjusted quoted prices at the measurement date for identical assets or liabilities in active markets.

•	Level 2 - Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 - Significant unobservable inputs which are supported by little or no market activity.

Measurement of foreign currency forward contracts

The Company’s foreign currency forward contracts are not traded in active markets. These are fair valued using observable forward exchange rates at the measurement dates and interest rates corresponding to the maturity of the contracts.

The Company’s finance department is responsible for performing the valuation of financial instruments. The valuation process and results are reviewed and approved by the Chief Financial Officer quarterly, in line with the Company’s quarterly reporting dates. Valuation results are discussed with the Audit Committee as part of its quarterly review of the Company’s consolidated financial statements.

Financial instruments that are not measured at fair value on the consolidated statements of financial position are represented by cash and cash equivalents, trade and other accounts receivable, unbilled accounts receivable, lease deposits (included in ‘deposits and other assets’), bank indebtedness, accounts payable and accrued liabilities, lease obligations, interim production financing, tangible benefits obligation (included in ‘other liabilities’), and convertible debentures. The fair values of cash and cash equivalents, trade accounts receivable, bank indebtedness, and accounts payable and accrued liabilities approximate their carrying values due to their short-term nature.

54

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The Company has designated its financial instruments as follows:

		December 31, 2021		December 31, 2020
	Fair Value Hierarchy	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Amortized cost
Cash and cash equivalents	Level 1	$3,622,620	$3,622,620	$4,174,317	$4,174,317
Trade receivables	Level 2	14,271,843	14,271,843	15,648,319	15,648,319
Long-term accounts receivable	Level 2	276,860	276,860	996,719	996,719
Deposits	Level 2	106,142	106,142	156,274	156,274

Financial liabilities:
Amortized cost
Bank indebtedness	Level 2	976,265	976,265	2,036,156	2,036,156
Accounts payable and accrued liabilities	Level 2	8,586,911	8,586,911	7,589,668	7,589,668
Interim production financing	Level 2	22,282,119	22,282,119	17,192,426	17,192,426
Convertible debentures	Level 2	4,444,236	4,982,840	4,308,151	4,982,840
Lease obligations	Level 2	15,247,772	15,247,772	14,558,695	14,558,695
Other liabilities	Level 2	1,085,719	1,085,719	2,484,271	2,484,271
Fair value through profit or loss
Other financial liabilities	Level 2	82,726	82,726	–	–

All of the Company’s financial instruments have been classified and measured at amortized cost.

(b)	Risks arising from financial instruments

The Company is exposed to various risks related to its financial instruments as follows:

(i)	Foreign exchange risk

The Company periodically enters into foreign exchange forward contracts to manage its foreign exchange risk on contracts denominated in USD with various counterparties, principally financial institutions with investment grade credit ratings. Such contracts are classified as derivative financial instruments, included as other financial assets or liabilities in the consolidated statements of financial position, and are measured at fair value through profit and loss.

55

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

During the year ended December 31, 2021, the Company entered into forty-three USD forward contracts with a total notional value of USD $12,407,730. Twenty-six of the forward contracts were fully exercised during the year ended December 31, 2021, at an average exchange rate of 1.2717. As at December 31,2021, the remaining outstanding USD forward contracts have a total notional value of USD $4,022,730. These contracts have an expiry date ranging from February 28, 2022, to September 1, 2022, at an average rate of 1.2679. For the year ended December 31, 2021, the Company realized a gain of $103,798 (2020 - $13,524 loss) and an unrealized loss of $79,691 (2020 - $nil) in operating expenses in the consolidated statements of income (loss) and comprehensive income (loss).

The Company is also exposed to foreign exchange risk on the following cash, trade receivables and accounts payable balances that are denominated in USD:

Expressed in US dollars	Cash	Accounts Receivable	Accounts Payable

At December 31, 2021	$691,886	$8,706,153	$(3,916,341)
At December 31, 2020	$1,873,405	$11,463,452	$(4,080,796)

A five percent (5%) decrease in the USD closing rate at December 31, 2021, would result in a change to net gain and comprehensive gain of $350,308 for the year ended December 31, 2021 (2020 – gain of $591,601).

(ii)	Credit risk

In the normal course of business, the Company is exposed to the risk of financial loss if a customer fails to meet its contractual obligations. The carrying amounts of trade accounts receivable and unbilled accounts receivable represents the maximum credit risk exposure of these assets. The Company limits its exposure to this credit risk through a credit approval process and credit monitoring procedures. In addition, the Company further reduces its exposure to credit risk as its contracts with customers usually require upfront and milestone payments throughout the production process. The Company’s customer base is mainly comprised of major Canadian, American, and worldwide studios, distributors, broadcasters, toy companies and advertising based and subscription based video-on-demand platforms that have been customers for several years and for which no previous credit balances have been written off or deemed to have been credit impaired. The Company evaluates credit risk and estimates ECL based on an assessment of past events, current economic conditions, and forecasts of future events and forward-looking economic conditions. In applying this forward-looking approach, none of these customers’ balances have been determined to be credit-impaired and no ECL allowance has been recognized as at December 31, 2021 (2020 - $nil). There were also no changes in the ECL for trade receivables and unbilled accounts receivable during the years ended December 31, 2021 and 2020, respectively.

56

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The following table breaks down the balances and aging of trade accounts receivable and unbilled accounts receivable as at December 31, 2021 and 2020, respectively:

	2021	2020
Trade accounts receivable and unbilled accounts receivable:
Current	6,224,463	11,942,845
1 - 90 days past due	6,556,377	3,346,969
Over 90 days past due	1,491,003	358,505
	14,271,843	15,648,319
Less loss allowance	–	–
	14,271,843	15,648,319

The Company’s cash and cash equivalent balances totalled $3,622,620 as at December 31, 2021 (2020 - $4,174,317). These deposits are with major Canadian and US banking institutions and are measured based on a 12-month expected loss basis. The Company considers these balances to be low credit risk based on the strength of the banks’ credit ratings with external credit rating agencies. As at December 31, 2021, the Company did not recognize an ECL allowance (2020 - $nil).

(iii)	Government assistance risk

The Company relies heavily on government refundable tax credits for operations. A reduction or elimination of any of the existing government programs would have a material impact on the operations of the Company. The ultimate collection of previously recorded estimates is subject to ordinary course audits from the CRA. Any changes in administrative policies by the CRA or the applicable government program or subsequent review of eligibility documentation may impact the collectability of these estimates and could have a material impact on previously recorded estimates.

(iv)	Interest rate risk

The Company is exposed to interest rate risk on the floating rate credit facilities. Based on the average carrying value of these facilities a fluctuation in interest rates of 1% for the year ended December 31, 2021, would represent a change to net loss and comprehensive loss of $194,254 (2020 – $189,520 loss).

(v)	Customer concentration

During the year ended December 31, 2021, the Company had one customer that accounted for 37% (2020– 40%) of total revenue and a second customer that accounted for 21% (2020 – 12%). At December 31, 2021, there was one customer that accounted for 25% of trade receivables (2020 – 39%), and a second customer that accounted for 23% (2020 – 21%).

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(vi)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s liquidity needs can be met through a variety of sources including: generating cash from operations, borrowing against license contracts, production service contracts, or refundable tax credits receivable, entering into leases, the issuance of debentures, the issuance of shares, or the issuance of share purchase warrants. The Company manages liquidity risk by continuously monitoring actual and forecasted cash flows, using lease financing and by maintaining revolving credit facilities. See Note 2(e) for details on going concern assumption. The following table provides a contractual maturity analysis for financial liabilities:

As at December 31, 2021	< 1 year	1 to 5 years	Greater than 5 years	Total	Carrying Amount
Accounts payable and accrued liabilities	$8,586,911	$–	$–	$8,586,911	$8,586,911
Bank indebtedness	976,265	–	–	976,265	976,265
Lease obligations [1]	3,869,673	8,385,939	7,477,963	19,733,575	15,247,772
Interim production financing	22,282,119	–	–	22,282,119	22,282,119
Convertible debentures [1]	446,500	5,092,675	–	5,539,175	4,444,236
Other liabilities[1]	1,000,505	114,084	–	1,114,589	1,085,719
	$37,161,973	$13,592,698	$7,477,963	$58,232,634	$52,623,022

1 Includes estimated interest that will be paid to the end of their respective terms.

22.	Capital management

The Company’s objectives when managing capital are to safeguard its assets, maintain a competitive cost structure, continue as a going concern in order to pursue the development of its film and television productions, develop its networks and platforms business, and provide a return to its shareholders in the form of capital appreciation.

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

The Company’s capital is comprised of the following:

	2021	2020
Total indebtedness[1]	$20,668,273	$21,701,940
Less: cash and cash equivalents	(3,622,620)	(4,174,317)
Net debt	17,045,653	17,527,623
Shareholders' equity	6,790,180	3,371,347
	$23,835,833	$20,898,970

1 Indebtedness includes lease obligations, bank indebtedness, PPP loan, and convertible debentures.

Total indebtedness excludes interim production financing (which is included in financial liabilities. See Note 10(a)).

In order to facilitate the management of capital, the Company prepares annual expenditure budgets that are updated as necessary and dependent on various factors, including successful deployment of capital and industry conditions. The annual and updated budgets are approved by the Board of Directors.

Management believes that existing cash resources, together with cash generated through operations and the financing of refundable tax credits, will generate sufficient liquidity to meet operating cash requirements for at least the next twelve months.

23.	Consolidated statement of cash flows - supplemental information

(a)	Changes in non-cash working capital

The net change in non-cash working capital related to operations for the years ended December 31, 2021 and 2020 is as follows:

	2021	2020

Trade and other accounts receivable	$(1,293,727)	$1,425,688
Prepaid expenses, deposits and other	1,147,296	(188,570)
Deposits	50,132	100,031
Accounts payable and accrued liabilities	884,701	(3,240,428)
Deferred revenue	3,388,163	10,583,902
Other current and non-current liabilities	(58,945)	(213,046)
Net change in non-cash working capital	$4,117,620	$8,467,577

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(b)	Supplemental information – non-cash investing and financing activities

	2021	2022
Increase to trade and other accounts receivable and decrease to investment in film and television programming related to production tax credits	$8,191,339	$3,584,462
Increase to property, plant and equipment by way of lease obligations	3,313,723	3,978,765
Increase to intangibles by way of lease obligations	744	269,163

(c)	Cash and cash equivalents on the consolidated statements of cash flows are comprised of the following:

	2021	2022
Cash and cash equivalents	$3,622,620	$4,174,317
Bank indebtedness	(976,265)	(2,036,156)
	2,646,355	2,138,161

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Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

(d)	Reconciliation of liabilities arising from financing activities

	Interim production financing	Lease obligations	Bank indebtedness	Convertible debentures
Balance as at January 1, 2020	$16,960,405	$12,875,443	$1,409,000	$4,160,516
Changes from financing cash flows:
Proceeds from interim production financing	17,860,564	–	–	–
Repayment of interim production financing	(17,959,093)	–	–	–
Net proceeds on issuance of convertible debentures	–	–	–	2,489,581
Repayment on maturity of convertible debentures	–	–	–	(2,265,000)
Interest paid	(481,241)	(766,547)	(88,381)	(259,797)
Payment on leases	–	(2,994,305)	–	–
Exchange difference	(51,025)	–	–	–
Total changes from financing cash flows	$(630,795)	$(3,760,852)	$(88,381)	$(35,216)

Liability-related changes:
New leases	–	4,677,557	–	–
Finance cost	511,222	766,547	88,381	549,061
Interest capitalized	351,594	–	–	–
Proceeds from bank indebtedness	–	–	6,350,000	–
Repayment of bank indebtedness	–	–	(5,722,844)	–
Equity component of convertible debentures, net of transaction costs	–	–	–	(252,912)
Interest payable recorded in accounts payable and accrued liabilities	–	–	–	(113,298)
Total liability-related other changes	$862,816	$5,444,104	$715,537	$182,851
Balance as at December 31, 2020	$17,192,426	$14,558,695	$2,036,156	$4,308,151

Changes from financing cash flows:
Proceeds from interim production financing	23,701,884	–	–	–
Repayment of interim production financing	(18,774,459)	–	–	–
Interest (paid) received	(431,737)	(1,018,292)	(72,386)	(333,958)
Payment on leases	–	(2,625,390)	–	–
Exchange difference	(195,349)	–	–	–
Total changes from financing cash flows	4,300,339	(3,643,682)	(72,386)	(333,958)

Liability-related changes:
New leases	–	3,314,467	–	–
Finance cost	112,103	1,018,292	72,386	582,585
Interest capitalized	677,252	–	–	–
Proceeds from bank indebtedness	–	–	2,276,265	–
Repayment of bank indebtedness	–	–	(3,336,156)	–
Interest payable recorded in accounts payable and accrued liabilities	–	–	–	(112,542)
Total liability-related other changes	$789,355	$4,332,759	$(987,505)	$470,043
Balance as at December 31, 2021	$22,282,119	$15,247,772	$976,265	$4,444,236

61

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

24.   Commitments and contingent liabilities

The Company and its subsidiaries may, from time to time, be a party to certain legal disputes and claims arising from employment, environmental or commercial issues in the normal course of business.

25.	Related parties

(a)	Remuneration of key management personnel

The remuneration of key management personnel and directors was as follows:

	2021	2020

Remuneration	$1,245,063	$1,493,169
Share-based compensation expense	64,821	43,502
	$1,309,884	$1,536,671

(b)	Rental of office space

Office space in Toronto was rented from a company that is related to an officer of the Company. In 2020, the Company ended its agreement to rent this office space. For the year ended December 31, 2021, rent and property operating costs were paid in the amount of $nil (2020 - $54,812).

(c)	Convertible debentures

As part of the issuance of convertible debentures on November 17, 2020 and December 14, 2020, directors and officers of the Company subscribed for $1,188,000 of the total issuance of $4,700,000 (Note 13). These are held both directly and indirectly through companies owned by directors, or by their family members.

26.	Subsequent event

Genius Brands International, Inc. acquisition

On October 27, 2021, the Company announced it had entered into a definitive arrangement agreement with Genius Brands International, Inc. ("Genius Brands") (NASDAQ: GNUS) whereby Genius Brands will acquire all of the issued and outstanding shares of the Company for consideration comprised of cash and stock (the “Transaction”). In connection with the Transaction, the outstanding convertible debentures of the Company will convert into WOW Unlimited shares and will participate on the same basis as shares of WOW Unlimited. On April 6, 2022, Genius Brands, together with WOW Unlimited, announced completion of the Transaction of WOW Unlimited by Genius Brands through Wow Exchange Co. Inc. (the “Purchaser”), a wholly owned subsidiary of Genius Brands.

62

Wow Unlimited Media Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

Expressed in Canadian dollars

Under the terms of the Transaction, the Purchaser acquired each of the issued and outstanding WOW Unlimited Shares, for $1.169 (less applicable withholdings) and either 0.271 of a Genius Brands share (the “Genius Shares”) or, if validly elected, 0.271 of an Exchangeable Share in the capital of the Purchaser (the “Exchangeable Shares”). The aggregate consideration delivered pursuant to the Transaction for WOW Unlimited shares was $47,696,640, 10,365,823 Genius Shares and 691,262 Exchangeable Shares. Each whole Exchangeable Share is exchangeable for one whole Genius Share, subject to adjustment, in accordance with the terms thereof.

The common voting shares and the variable voting shares of the Company were delisted from the TSX-V and OTCQX on April 8, 2022. The Company ceased to be a reporting issuer in British Columbia, Alberta, Ontario and Quebec.

63